Filed Pursuant to Rule 424(b)(3)
File Number 333-142130

PROSPECTUS SUPPLEMENT NO. 16

Prospectus Supplement No. 16
to Prospectus dated June 22, 2007
as supplemented by
Prospectus Supplement No. 1 dated July 13, 2007
and
Prospectus Supplement No. 2 dated August 20, 2007
and
Prospectus Supplement No. 3 dated October 25, 2007
and
Prospectus Supplement No. 4 dated November 19, 2007
and
Prospectus Supplement No. 5 dated January 30, 2008
and
Prospectus Supplement No. 6 dated March 5, 2008
and
Prospectus Supplement No. 7 dated April 4, 2008
and
Prospectus Supplement No. 8 dated May 21, 2008
and
Prospectus Supplement No. 9 dated August 8, 2008
and
Prospectus Supplement No. 10 dated August 15, 2008
and
Prospectus Supplement No. 11 dated August 22, 2008
and
Prospectus Supplement No. 12 dated August 29, 2008
and
Prospectus Supplement No. 13 dated November 17, 2008
and
Prospectus Supplement No. 14 dated April 16, 2009
And
Prospectus Supplement No. 15 dated May 21, 2009

QUANTRX BIOMEDICAL CORPORATION

This Prospectus Supplement No. 16 supplements our prospectus dated June 22, 2007, as supplemented by Prospectus Supplement No. 1 dated July 13, 2007, Prospectus Supplement No. 2 dated August 20, 2007, Prospectus Supplement No. 3 dated October 25, 2007, Prospectus Supplement No. 4 dated November 19, 2007, Prospectus Supplement No. 5 dated January 30, 2008, Prospectus Supplement No. 6 dated March 5, 2008, Prospectus Supplement No. 7 dated April 4, 2008, Prospectus Supplement No. 8 dated May 21, 2008, Prospectus Supplement No. 9 dated August 8, 2008, Prospectus Supplement No. 10 dated August 15, 2008, Prospectus Supplement No. 11 dated August 22, 2008, Prospectus Supplement No. 12 dated August 29, 2008, Prospectus No. 13 dated November 17, 2008, Prospectus Supplement No. 14 dated April 16, 2009, and Prospectus Supplement No. 15 dated May 21, 2009. The shares of our common stock that are the subject of the prospectus have been registered to permit their resale to the public by the selling stockholders named in the prospectus.  We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from such offering, except upon the exercise of warrants.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol QTXB.OB.  The high and low prices for shares of our common stock on August 13, 2009, were $0.39  and $0.37 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board.

This Prospectus Supplement includes the Quarterly Report on Form 10-Q filed by us with the U.S. Securities and Exchange Commission on August 14, 2009, the Amended Report on Form 8-K filed by us with the U.S. Securities and Exchange Commission on August 14, 2009, and the Current Report on Form 8-K filed by us with the U.S. Securities and Exchange Commission on August 5, 2009.

YOU SHOULD READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT NO. 16 CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS THAT BEGIN ON PAGE 4 OF THE PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is August 17, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 10-Q

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2009

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________to_________

Commission File No. 0-17119

QUANTRX BIOMEDICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	33-0202574
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

100 S. Main Street, Suite 300, Doylestown, PA 18901
 (Address of Principal Executive Offices) (Zip Code)

(267) 880-1595
 (Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☐ Yes  ☐  No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  ☐ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  ☐ Yes ☒ No

The number of shares outstanding of the issuer’s common stock as of August 10, 2009 was 44,277,630.

2

3

PART I – FINANCIAL INFORMATION

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

THIS QUARTERLY REPORT ON FORM 10-Q, INCLUDING EXHIBITS HERETO, CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THESE FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE WORDS “ANTICIPATES,” “BELIEVES,” “EXPECTS,” “INTENDS,” “FORECASTS,” “PLANS,” “ESTIMATES,” “MAY,” “FUTURE,” “STRATEGY,” OR WORDS OF SIMILAR MEANING.  VARIOUS FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS; INCLUDING THOSE DESCRIBED IN “RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2007.  WE ASSUME NO OBLIGATIONS TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, ACTUAL RESULTS, CHANGES IN ASSUMPTIONS, OR CHANGES IN OTHER FACTORS, EXCEPT AS REQUIRED BY LAW.

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ITEM 1. Financial Statements

QUANTRX BIOMEDICAL CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$285,374	$66,226
Accounts receivable	106,808	45,760
Interest receivable, net of allowance for bad debt of $14,000	-	-
Interest receivable – related party	39,689	31,689
Inventories	38,544	40,138
Prepaid expenses	65,832	189,049
Note receivable, net of allowance for bad debt of $200,000	-	-
Note receivable – related party	200,000	200,000
Deferred finance costs, net	-	8,693
Deposits	250,000	104,146
Total Current Assets	986,247	685,701

Investments	200,000	200,000
Property and equipment, net	189,658	496,206
Intangible assets, net	93,200	2,012,097
Security deposits	11,093	10,667
Total Assets	$1,480,198	$3,404,671

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$1,044,048	$2,205,661
Accrued expenses	127,863	298,692
Deferred revenue	31,004	58,781
Short-term convertible notes payable, net of discount	3,870,535	2,510,054
Short-term secured promissory notes payable	550,000	350,000
Short-term promissory notes payable, net of discount	715,071	1,061,278
Security deposits	2,000	2,000
Loans payable	-	5,731
Total Current Liabilities	6,340,521	6,492,197
Notes payable, long-term portion	44,000	44,000
Total Liabilities	6,384,521	6,536,197

Commitments and Contingencies
Stockholders’ Equity (Deficit):
Preferred stock; $0.01 par value, 25,000,000 authorized shares; no shares issued and outstanding	-	-
Common stock; $0.01 par value; 75,000,000 authorized; 43,067,630 and 42,886,380 shares issued and outstanding	434,976	428,863
Additional paid-in capital	41,661,356	41,549,234
Accumulated deficit	(47,000,655)	(45,109,623)
Total Stockholders’ Equity (Deficit)	(4,904,323)	(3,131,526)

Total Liabilities and Stockholders’ Equity (Deficit)	$1,480,198	$3,404,671

The accompanying condensed notes are an integral part of these interim financial statements.

5

QUANTRX BIOMEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$172,415	$161,088	$331,902	$253,260

Costs and Operating Expenses:
Cost of goods sold (excluding depreciation and amortization)	112	19,550	1,463	23,482
Sales and marketing	398	39,949	556	92,576
General and administrative	326,347	801,685	861,079	1,485,329
Professional fees	40,141	235,658	89,168	558,726
Research and development	126,465	752,477	284,277	1,229,489
Amortization	5,852	44,901	11,704	89,643
Depreciation	17,318	26,604	35,144	53,389
Total Costs and Operating Expenses	516,633	1,920,824	1,283,391	3,532,634

Loss from Operations	(344,218)	(1,759,736)	(951,489)	(3,279,374)

Other Income (Expense):
Interest and dividend income	6,086	5,653	29,219	12,298
Interest expense	(205,517)	(56,432)	(383,593)	(99,549)
Rental income	5,665	5,640	11,535	11,960
Amortization of debt discount to interest expense	(128,102)	(312,603)	(272,146)	(346,541)
Amortization of deferred financing costs to interest expense	-	(50,647)	(8,693)	(79,369)
Loss from deconsolidation of subsidiary	(43,286)	-	(43,286)	-
Net loss from deconsolidated subsidiary	(41,533)	-	(272,579)	-
Loss on extinguishment of debt	-	-	-	(439,445)
Loss on disposition of fixed assets	-	-	-	(1,787)
Total Other Income (Expense), net	(406,687)	(408,389)	(939,543)	(942,433)

Loss Before Taxes	(750,905)	(2,168,125)	(1,891,032)	(4,221,807)

Provision for Income Taxes	-	-	-	-

Net Loss	(750,905)	(2,168,125)	(1,891,032)	(4,221,807)

Net Loss Attributable to Noncontrolling Interest in Subsidiary	-	26,638	-	63,079

Net Loss Attributable to QuantRx	$(750,905)	$(2,141,487)	$(1,891,032)	$(4,158,728)

Basic and Diluted Net Loss per Common Share	$(0.02)	$(0.05)	$(0.04)	$(0.10)

Basic and Diluted Weighted Average Shares Used in per Share Calculation	43,221,312	41,929,326	43,109,536	41,814,503

The accompanying condensed notes are an integral part of these interim financial statements.

6

QUANTRX BIOMEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2009	2008
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,891,032)	$(4,158,728)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	46,848	143,032
Interest expense related to amortization of non-cash discount, non-cash beneficial conversion feature and deferred financing costs	280,839	425,910
Expenses related to employee stock based compensation	241,604	486,167
Expenses related to non-employee stock based compensation	5,666	36,604
Non-cash fair value of warrants and options issued for consulting	-	109,657
Non-cash incremental fair value of modified warrants issued for interest	6,250	-
Non-cash fair value of warrants issued for interest	72,075	-
Non-cash fair value of common stock issued for interest	78,000	-
Loss from deconsolidation of subsidiary	43,286	-
Net loss from deconsolidated subsidiary	272,579	-
Interest income settled in common stock of former subsidiary	(18,000)	-
Loss on extinguishment of debt	-	439,445
Loss on disposition of fixed assets	-	1,787
Issuance of convertible notes for accrued interest	175,895	53,851
Noncontrolling interest	-	(63,079)
(Increase) decrease in:
Accounts receivable	(61,048)	17,787
Interest receivable	(8,000)	(8,038)
Inventories	1,594	(10,851)
Prepaid expenses	18,711	73,193
Deposits	581	(38,876)
Security deposits	(426)	-
Increase (decrease) in:
Accounts payable	122,226	816,769
Accrued expenses	44,221	18,267
Deferred revenue	(27,777)	92,115

Net Cash Used by Operating Activities	(595,908)	(1,564,988)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchases of fixed assets	-	(4,394)
Cash paid for deposit on asset acquisition	(125,000	-
Cash advances to subsidiary prior to deconsolidation	(13,800)	-
Cash paid for licensing agreement	-	(20,000)
Cash paid for capitalized website development costs	-	(600)

Net Cash Used by Investing Activities	(138,800)	(24,994)

7

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of promissory notes	350,000		-
Proceeds from issuance of senior secured convertible notes, net of legal fees of $0 and $7,500	425,000		992,500
Proceeds from issuance of senior secured promissory notes	250,000		410,000
Payments of senior secured promissory notes	(50,000)		-
Payments of promissory notes	(15,000)		-
Payments on loan payable used to finance equipment purchase	(5,731)		(5,346)
Proceeds from exercise of common stock warrants			169,189
Payment of payables related to fixed asset purchases	-		(10,798)

Net Cash Provided by Financing Activities	954,269		1,555,545

Net Increase (Decrease) in Cash and Cash Equivalents	219,561		(34,437)
Net cash of deconsolidated subsidiary	(413)		-
Cash and Cash Equivalents, Beginning of Period	66,226		213,332

Cash and Cash Equivalents, End of Period	$285,374		$178,895

Supplemental Cash Flow Disclosures:
Interest expense paid in cash	$16,510		$38,397
Income tax paid	$-	$

Supplemental Disclosure of Non-Cash Activities Financing and Investing Activities:
Fair value of warrants issued to placement agents for debt financing costs	$-		$119,750
Fair value of common stock issued with senior secured convertible notes	85,803		-
Fair value of warrants issued with senior secured convertible notes	33,487		122,036
Fair value of beneficial conversion feature embedded in senior secured convertible notes	6,325		647,760
Fair value of common stock issued with promissory notes	28,488		59,768
Fair value of warrants issued with promissory notes	39,666		41,528
Increase in payables related to purchase of fixed assets	3,000		11,703
Increase in payables related to license acquisition	-		8,715
Increase in payables for debt financing costs	-		111,000
Exchange of promissory notes for senior secured convertible note	707,890		-
Elimination of deconsolidated subsidiary accounts:
Prepaid expenses	104,506		-
Property and equipment, net	274,404		-
Intangible assets, net	1,907,193		-
Deposits	3,565		-
Accounts payable	1,311,839		-
Accrued expenses	215,050		-
Additional paid-in-capital	479,129		-

The accompanying condensed notes are an integral part of these interim financial statements.

8

QUANTRX BIOMEDICAL CORPORATION
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

Description of Business and Basis of Presentation

QuantRx Biomedical Corporation was incorporated on December 5, 1986, in the State of Nevada. The Company’s principal business office is located at 100 South Main Street, Suite 300, Doylestown, Pennsylvania. QuantRx also has a research and development facility in Portland, Oregon.

QuantRx is a diagnostics company focused on the development and commercialization of innovative diagnostic products for the Point-of-Care (POC) markets based on its patented technology platforms for the worldwide healthcare industry. These platforms include: RapidSense® point-of-care testing products based on QuantRx’s core intellectual property related to lateral flow techniques for the consumer and healthcare professional markets and PAD technology for the consumer markets for the treatment of hemorrhoids, minor vaginal infection, urinary incontinence, and other medical needs. Additionally, the Company has made significant investments in a company developing Single Nucleotide Polymorphism (SNP) chips, genome-based diagnostic chips for the next generation of genomic and proteomic diagnostic markets and in its formerly majority-owned subsidiary, FluoroPharma, Inc., a company developing molecular imaging agents for Positron Emission Tomography (PET) and fluorescence imaging with initial application in cardiovascular disease, to provide clinical support for the Company’s POC cardiac diagnostics.

The Company’s overall growth strategy is to: (i) leverage its broad-based IP and patent portfolio to develop new and innovative diagnostic products; (ii) commercialize products through corporate partners and distributors; and (iii) contract manufacturing to third parties while maintaining control over the manufacturing process.

The interim consolidated financial statements are unaudited; however, in the opinion of management, they include all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of financial position and results of operations for the periods reported.  The interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although QuantRx believes that the disclosures included herein are adequate to make the information presented not misleading. Operating results for the periods presented are not necessarily indicative of future results. These interim financial statements should be read in conjunction with the financial statements and notes to financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on April 15, 2009.

These consolidated financial statements include the accounts of the Company and its formerly majority-owned subsidiary, FluoroPharma, through December 31, 2008.  Effective May 5, 2009, QuantRx and FluoroPharma executed transactions that resulted in QuantRx no longer having a controlling ownership interest, resulting in the deconsolidation of FluoroPharma. QuantRx has restated its financial statements as of January 1, 2009, to reflect the results of its former subsidiary as a one-line item, and effective May 5, 2009 our financial statements reflect our investment in FluoroPharma under the equity method of accounting.

9

QuantRx reorganized its relationship with FluoroPharma by terminating the investment agreement and related agreements with FluoroPharma, which were originally executed on March 10, 2006. The termination of these agreements allowed FluoroPharma to close an equity financing with third party investors.  In conjunction with the termination of these agreements and the additional investment in FluoroPharma, QuantRx agreed to convert all outstanding receivables from FluoroPharma into shares of FluoroPharma common stock. As a result of these transactions and the third party investment, QuantRx’s ownership interest in FluoroPharma’s issued and outstanding capital stock was reduced to a noncontrolling interest, which resulted in deconsolidation. See Notes 2 and 3 for additional information. When used in these notes, the terms “Company,” “we,” “our,” “ours,” or “us” mean QuantRx Biomedical Corporation, a Nevada corporation.

1.	Management Statement Regarding Going Concern

The Company has not generated sufficient revenues from operations to meet its operating expenses. For this reason, the Company has historically financed its operations primarily through issuances of equity securities and the proceeds of debt instruments. In the past, the Company has also provided for its cash needs by issuing common stock, options and warrants for certain operating costs, including consulting and professional fees.

While the Company has formed a strategic joint venture (See Note 15, Subsequent Events) to alleviate the funding requirements for the development and commercialization of its lateral flow based products and has settled its outstanding short-term promissory notes in full, management believes that given the current economic environment and the continuing need to strengthen the Company’s cash position, there is still doubt about our ability to continue as a going concern. We continue to actively pursue various funding options, including equity offerings and debt financings, to obtain additional funds to continue the development of our remaining products and bring them to commercial markets. The Company is currently negotiating several potential transactions; however, there can be no assurance that we will be successful in our efforts to raise additional capital.

Management believes that the successful growth and operation of the Company’s business is dependent upon our ability to do any or all of the following:

•	obtain adequate sources of debt or equity financing to pay unfunded operating expenses and fund certain long-term business operations;

•	manage or control working capital requirements by reducing operating expenses; and

•	develop new and enhance existing relationships with product distributors and other points of distribution for the Company’s products;

There can be no assurance that the Company will be successful in achieving its long-term plans as set forth above, or that such plans, if consummated, will enable the Company to obtain profitable operations or continue in the long-term as a going concern.

10

2.	Summary of Significant Accounting Policies

Accounting for Share-Based Payments

QuantRx follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payments.”  SFAS No. 123(R) establishes the accounting for transactions in which an entity exchanges equity securities for services and requires companies to expense the estimated fair value of these awards over the requisite service period.  QuantRx uses the Black-Scholes method in determining fair value.  Accordingly, compensation cost has been recognized using the fair value method and expected term accrual requirements as prescribed in SFAS No. 123(R), which resulted in employee stock-based compensation expense for the three and six months ended June 30, 2009 of $14,125 and $241,604, respectively, and $327,620 and $486,167 for the three and six months ended June 30, 2008 (including $120,159 and $127,055 relating to subsidiary options), respectively.

In the case of modifications, the Black-Scholes model is used to value the warrant on the modification date by applying the revised assumptions. The difference between the fair value of the warrants prior to the modification and after the modification on the date of modification determines the incremental value. In 2009 and 2008, QuantRx modified warrants in connection with the issuance of certain notes and note extensions. These modified warrants were originally issued in connection with previous private placement investments. In the case of equity issuances, these warrants were originally accounted for as additional paid-in-capital. In the case of debt issuances, the warrants were accounted for as original issuance discount based on their relative fair values.

When modified in connection with a note issuance, QuantRx recognizes the incremental value as a part of the debt discount calculation, using its relative fair value in accordance with EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments.” When modified in connection with note extensions, the Company recognized the incremental value as prepaid interest, which is expensed over the term of the extension.

The fair value of each share based payment is estimated on the measurement date using the Black-Scholes model with the following assumptions, which are determined at the beginning of each year and utilized in all calculations for that year:

	2009	2008
Risk-free interest rate	3.24%	5.35%
Expected volatility	70%	117%
Dividend yield	0%	0%
Expected term	Actual term	Actual term

Earnings per Share

The Company computes net income (loss) per common share in accordance with SFAS No. 128, “Earnings per Share.” Net income (loss) per share is based upon the weighted average number of outstanding common shares and the dilutive effect of common stock equivalents, such as options and warrants to purchase common stock, convertible preferred stock and convertible notes, if applicable, that are outstanding. Basic and diluted earnings per share were the same at the reporting dates of the accompanying financial statements, as including common stock equivalents in the calculation of diluted earnings per share would have been antidilutive.

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As of June 30, 2009, the Company had outstanding options exercisable for 2,280,500 shares of its common stock, warrants exercisable for 9,643,434 shares of its common stock, and debt securities convertible into 7,833,531 shares of its common stock.  The above options, warrants, and convertible debt securities were deemed to be antidilutive for the three and six months ended June 30, 2008.

As of June 30, 2008, the Company had outstanding options exercisable for 2,344,750 shares of its common stock, warrants exercisable for 7,649,184 shares of its common stock, and debt securities convertible into 4,409,594 shares of its common stock.  The above options, warrants, and convertible debt securities were deemed to be antidilutive for the three and six months ended June 30, 2008.

Fair Value

Effective January 1, 2009, the Company adopted SFAS No. 157, “Fair Value Measurements” for nonfinancial assets and liabilities. The adoption of SFAS No. 157 had no impact on the Company’s consolidated results of operations or financial condition.

The Company’s financial instruments primarily consist of cash and cash equivalents, prepaid expenses and other deferred charges, short-term accounts and notes receivable, accounts payable, accrued expenses and other current liabilities. All instruments are accounted for on an historical cost basis, which, due to the short maturity of these financial instruments, approximates the fair value at the reporting dates of these financial statements.

In determining fair value of our cost method investment, QuantRx estimated fair value based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of this investment that are not readily apparent from other sources. QuantRx has determined that the carrying value for its cost method investment approximates fair value.

Noncontrolling Interest

In December 2007, FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”. SFAS No. 160 requires noncontrolling interests to be treated as a separate component of equity, not as a liability or other item outside of permanent equity. Upon a loss of control, the interest sold, as well as any interest retained, is required to be measured at fair value, with any gain or loss recognized in earnings. SFAS No. 160 requires that the noncontrolling interest continue to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance; if this would result in a material change to consolidated net income, pro forma financial information is required. SFAS No. 160 is effective for QuantRx beginning in the first quarter of 2009. As of January 1, 2009, the Company presented its financial statements in accordance with this statement.

On May 5, 2009, QuantRx and FluoroPharma reorganized their relationship by terminating their investment agreement and related agreements. The termination of these investment agreements, which were originally executed on March 10, 2006, allowed FluoroPharma to close an equity financing with third party investors.  In conjunction with the termination of these agreements and the additional investment in FluoroPharma by third parties, QuantRx agreed to convert all outstanding receivables from FluoroPharma into common stock of FluoroPharma. As a result of these transactions and the third party investment, QuantRx’s ownership interest in FluoroPharma’s issued and outstanding capital stock was reduced to a noncontrolling interest, which resulted in deconsolidation and a loss at deconsolidation in accordance with SFAS No. 160.  See Note 3 for additional details.

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Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission (“SEC”), will be superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. The Codification does not change GAAP, but instead introduces a new structure that will combine all authoritative standards into a comprehensive, topically organized online database. The Codification will be effective for interim or annual periods ending after September 15, 2009, and will impact the Company’s financial statement disclosures beginning with the quarter ending September 30, 2009 as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There will be no changes to the content of the Company’s financial statements or disclosures as a result of implementing the Codification.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued (“subsequent events”). SFAS 165 requires disclosure of the date through which the entity has evaluated subsequent events and the basis for that date. For public entities, this is the date the financial statements are issued. SFAS 165 does not apply to subsequent events or transactions that are within the scope of other GAAP and will not result in significant changes in the subsequent events reported by the Company. SFAS 165 is effective for interim or annual periods ending after June 15, 2009. The Company adopted the provisions of SFAS 165 during the quarter ended June 30, 2009. The adoption of these provisions did not have a material effect on our consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments (FSP 107-1 and APB 28-1),” which require disclosure in the body or in the accompanying notes of the Company’s summarized financial information for interim reporting periods and in its financial statements for annual reporting periods the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not in the statement of financial position, as required by Statement 107. FSP FAS 107-1 and APB 28-1 will be effective for interim reporting periods ending after June 15, 2009. The Company is currently evaluating the future impact FSP FAS 107-1 and APB 28-1 will have on its financial statements.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments (FSP 115-2 and FAS 124-2),” which clarifies the interaction of the factors that should be considered when determining whether a debt security is other than temporarily impaired. FSP 115-2 and FAS 124-2 will be effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company is currently evaluating the future impact FSP 115-2 and FAS 124-2 will have on its financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP 157-4),” which clarifies the interaction of the factors that should be considered when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability when compared with normal market activity for the asset or liability (or similar assets or liabilities). If there has been a significant decrease in the volume and level of activity for the asset or liability, further analysis of the transactions or quoted prices is required, and a significant adjustment to the transactions or quoted prices may be necessary to estimate fair value. FSP 157-4 will be effective for QuantRx in the second quarter of 2009. The Company is currently evaluating the future impact FSP 157-4 will have on its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS No. 162 is effective November 15, 2008. The adoption of this statement did not have a material effect on QuantRx’s consolidated financial statements.

In May 2008, the FASB issued FSP Accounting Principles Board (APB) 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”. FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective beginning with the first quarter of 2009. Implementation of this standard has not had a material impact on QuantRx’s consolidated financial statements.

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In April 2008, the FASB issued FSP 142-3, “Determination of the Useful Life of Intangible Assets”. FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142. FSP 142-3 is effective for fiscal years beginning after December 15, 2008. The implementation of this standard did not have a material impact on our consolidated financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133”. This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for QuantRx beginning in 2009. Implementation of this standard has not had a material impact on QuantRx’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” SFAS No. 141(R) changes the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity is required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date at fair value with limited exceptions. SFAS No. 141(R) changes the accounting treatment and disclosure for certain specific items in a business combination. For QuantRx, SFAS No. 141(R) applies prospectively to business combinations with acquisition dates on or after January 1, 2009. Adoption of this statement did not have a material impact on QuantRx’s consolidated financial statements.

In November 2007, EITF No. 07-01, “Accounting for Collaborative Arrangements” was issued. EITF No. 07-01 requires collaborators to present the results of activities for which they act as the principal on a gross basis and report any payments received from (made to) other collaborators based on other applicable GAAP or, in the absence of other applicable GAAP, based on analogy to authoritative accounting literature or a reasonable, rational, and consistently applied accounting policy election. Further, EITF 07-01 clarified that transactions within a collaborative arrangement that are part of a vendor-customer (or analogous) relationship are subject to Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer.” EITF 07-01 is effective for fiscal years beginning after December 15, 2008. Adoption of this standard did not have a material impact on the Company’s consolidated results of operations or financial position.

Reclassifications

Certain reclassifications have been made in the presentation of the financial statements for the three and six months ended June 30, 2008 to conform to the presentation of the financial statements for the three and six months ended June 30, 2009. The reclassifications were to reflect the retrospective adoption of SFAS No. 160 and the permissible “one-line” restatement of its former subsidiary’s results as of January 1, 2009.

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Revenue Recognition

The Company recognizes revenue in accordance with the Securities and Exchange Commission’s (SEC) Staff Accounting Bulletin Topic 13, “Revenue Recognition” (Topic 13) and EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables.” Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectibility is reasonably assured.

Revenue from licensing agreements is recognized based on the performance requirements of the agreement. Revenue is deferred for fees received before earned. Nonrefundable upfront fees that are not contingent on any future performance by us are recognized as revenue when revenue recognition criteria under Topic 13 and EITF 00-21 are met and the license term commences. Nonrefundable upfront fees, where we have an ongoing involvement or performance obligations, are recorded as deferred revenue and recognized as revenue over the life of the contract, the period of the performance obligation or the development period, whichever is appropriate in light of the circumstances.

Payments related to substantive, performance-based milestones in an agreement are recognized as revenue upon the achievement of the milestones as specified in the underlying agreements when they represent the culmination of the earnings process. Royalty revenue from licensed products will be recognized when earned in accordance with the terms of the license agreements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements and fair valuations of share-based payments.  Actual results may differ from estimated amounts.

3.	FluoroPharma

On May 5, 2009, QuantRx and FluoroPharma reorganized their relationship by terminating their investment agreement and related agreements. The termination of these agreements, which were originally executed on March 10, 2006, allowed FluoroPharma to close an equity financing with third party investors.  In conjunction with the termination of these agreements and the additional investment in FluoroPharma, QuantRx agreed to convert all outstanding receivables from FluoroPharma, consisting of previously issued notes and related accrued interest and advances in the aggregate amount of $1,568,567, into 1,148,275 shares of common stock of FluoroPharma. As a result of these transactions and the third party investment, QuantRx’s ownership interest in FluoroPharma’s issued and outstanding capital stock was reduced to a noncontrolling interest, which resulted in deconsolidation.

At May 5, 2009, QuantRx’s remaining net basis of the investment in FluoroPharma, inclusive of receivables from FluoroPharma, was $43,286, after taking into account previously recorded losses of $5,056,304 ($272,579 in 2009) related to the consolidated results of FluoroPharma. These losses have been included in our consolidated financial statements commencing April 1, 2007, the original date of consolidation, through May 4, 2009, and are net of losses allocated to the then noncontrolling (formerly minority) interests as applicable. On May 5, subsequent to the execution of the aforementioned transactions which led to the deconsolidation of FluoroPharma, QuantRx’s ownership of the outstanding capital stock of FluoroPharma was reduced to a noncontrolling interest of approximately 45.55%. At deconsolidation the fair market value of QuantRx’s remaining noncontrolling interest in FluoroPharma was $842,876, based on the third party investment; however, FluoroPharma had a deficit equity balance, which resulted in QuantRx writing off the remaining basis in the investment of $43,286 and recording a loss from deconsolidation of $43,286 in accordance with SFAS No. 160.

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Effective May 5, 2009, our financial statements reflect our investment in FluoroPharma under the equity method of accounting. QuantRx’s estimated allocation of the net loss of $106,496 from the equity method investment in FluoroPharma for the period commencing May 5, 2009 through June 30, 2009 was not recorded, since the remaining investment in FluoroPharma had a carrying value of $0 as of the deconsolidation of FluoroPharma at May 5, 2009.

As of June 30, 2009 and December 31, 2008, QuantRx owned approximately 40.77% and 57.78%, respectively, of the issued and outstanding capital stock of FluoroPharma. At June 30, 2009, QuantRx had warrants and options to purchase an additional 544,278 shares of FluoroPharma common stock at exercise prices ranging from $0.75 to $1.50, which, if exercised together with FluoroPharma’s other outstanding options and warrants, would reduce the QuantRx’s ownership percentage to approximately 34.82% on a fully diluted and as converted basis as of June 30, 2009.

Subsequent to the termination of the agreements between QuantRx and FluoroPharma, QuantRx has no continuing obligations or commitments to FluoroPharma. FluoroPharma, Inc. is a privately held molecular imaging company based in Boston, Massachusetts, engaged in the discovery, development, and commercialization of proprietary products for positron emission tomography. The investment in FluoroPharma is intended to strategically expand QuantRx’s diagnostic platforms.

4.	Other Balance Sheet Information

Components of selected captions in the accompanying balance sheets consist of:

	June 30, 2009	December 31, 2008
Prepaid expenses:
Prepaid consulting	$-	$92,649
Prepaid consulting – related party	-	4,674
Prepaid insurance	21,312	37,473
Prepaid interest	35,167	44,426
Prepaid rent	5,310	5,310
Other	4,043	4,517
Prepaid expenses	$65,832	$189,049

Deferred financing costs:
Deferred financing costs	$-	$133,250
Less: accumulated amortization	-	(124,557)
Deferred financing costs, net	$-	$8,693

Property and equipment:
Computers and office furniture, fixtures and equipment	$122,007	$136,690
Machinery and equipment	159,347	466,338
Leasehold improvements	92,233	92,233
Less: accumulated depreciation	(183,929)	(199,055)
Property and equipment, net	$189,658	$496,206

Accrued expenses:
Payroll and related	$23,850	$156,750
Professional fees	12,500	43,800
Accrued interest	70,513	41,142
Other	21,000	57,000
Accrued expenses	$127,863	$298,692

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5.	Notes Receivable

Genomics USA, Inc.

In January 2007, QuantRx advanced $200,000 to Genomics USA, Inc. (GUSA) through an 8% promissory note due April 8, 2007. The note is currently convertible at QuantRx’s discretion into 10% of GUSA’s outstanding capital stock on a fully diluted and as converted basis. QuantRx continues to explore the possibility of further investment, and has postponed settlement of the note during this exploratory period, during which the note shall continue to accrue interest. QuantRx accrued interest of $4,000 and $8,000 on this note for the three and six months ended June 30, 2009, respectively, and $16,040 for the year ended December 31, 2008. GUSA, a privately held Illinois corporation, is a technology company focused on the development of Micro-Array Detection for DNA. This technology may strategically expand QuantRx’s diagnostic platforms. See Note 6 for additional information on GUSA.

Rockland Technimed, Ltd.

In April 2006, QuantRx advanced $200,000 to Rockland Technimed, Ltd. through a one-year 7% convertible promissory note.  Rockland, a privately held Delaware corporation, is a development stage company focused on the research and development of tissue viability imaging diagnostics using magnetic resonance imaging (MRI) scanners.  The note is convertible at QuantRx’s discretion into 20% of Rockland’s outstanding capital stock on a fully diluted and as converted basis to satisfy the note and accrued interest. QuantRx ceased accruing interest as of the maturity date and established an allowance for bad debt in the amount equal to the principal balance and accrued interest, $214,000, as the Company attempts to resolve this matter.

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6.	Investments

Genomics USA, Inc.

In May 2006, QuantRx purchased 144,024 shares of GUSA common stock for $200,000. As of June 30, 2009, QuantRx owned approximately 10% of the issued and outstanding capital stock of GUSA and approximately 20% on a fully diluted and as converted basis.

QuantRx uses the cost method to account for this investment since QuantRx does not control nor have the ability to exercise significant influence over operating and financial policies.  In accordance with the cost method, the investment is recorded at cost and impairment is considered in accordance with the Company’s impairment policy.  No impairment was recognized as of June 30, 2009.

FluoroPharma, Inc.

Effective May 5, 2009, our financial statements reflect our investment in FluoroPharma under the equity method of accounting. QuantRx’s estimated allocation of the net loss of $106,496 from the equity method investment in FluoroPharma for the period commencing May 5, 2009 through June 30, 2009 was not recorded, since the remaining investment in FluoroPharma had a carrying value of $0 as of the deconsolidation of FluoroPharma at May 5, 2009. See Note 3 for additional details on the deconsolidation of FluoroPharma, Inc. at May 5, 2009.

At June 30, 2009, FluoroPharma’s condensed financial information was estimated as follows: total assets of $388,764; total liabilities of $1,034,403; and stockholders’ deficit of $645,639. Expenses and net losses for the period of May 5, 2009 through June 30, 2009 were estimated at $261,211.

As of June 30, 2009, QuantRx owned approximately 40.77% of the issued and outstanding capital stock of FluoroPharma, and approximately 34.82% on a fully diluted and as converted basis.  The investment in FluoroPharma is intended to strategically expand QuantRx’s diagnostic platforms.

7.	Intangible Assets

Intangible assets as of the balance sheet dates consisted of the following:

	June 30, 2009	December 31, 2008
Licensed patents and patent rights	$50,000	$2,197,020
Patents	82,008	82,008
Technology license	-	22,517
Website development	40,750	49,711
Less: accumulated amortization	(79,558)	(339,159)
Intangibles, net	$93,200	$2,012,097

The Company’s intangible assets are carried at the legal cost to obtain them. Intangible assets are amortized using the straight line method over the estimated useful life. Useful lives are as follows: licensed patents and patent rights, eight to 15 years; patents, 17 years; technology license, five years; and website development costs, three years. Amortization expense totaled $5,852 and $11,704 for the three and six months ended June 30, 2009, and $44,901 and $89,643 for the three and six months ended June 30, 2008, respectively.  Impairment will be considered in accordance with the Company’s impairment policy. No impairment was recognized as of June 30, 2009.

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At December 31, 2008, the Company’s consolidated financial statements included the accounts of its formerly majority-owned subsidiary. Effective May 5, 2009 the Company no longer held a controlling interest, which resulted in the deconsolidation and the elimination of the former subsidiary’s accounts; which included the elimination of intangible assets with a net carrying amount of $1,907,193. See Note 3 for additional details.

8.	Deferred Revenue

On May 19, 2008, QuantRx and CytoCore, Inc. entered into a worldwide distribution and supply agreement for specified PAD technology of QuantRx. The agreement specifies monthly license fees during CytoCore’s expected development period and additional milestone payments based upon CytoCore’s achievement of certain development and sales milestones.  QuantRx received an up-front, non-refundable payment of $100,000 upon execution of this agreement, which was recorded as deferred revenue and is being amortized into revenue over the expected development period of the agreement, which is estimated as 18 months. QuantRx recognized revenue of $33,335 and $66,670 in the three and six months ended June 30, 2009 related to this agreement.

9.	Portland Development Commission

In February 2007, QuantRx received a $44,000 loan from the Portland Development Commission.  The loan matures in 20 years and is interest free through March 1, 2010 and no payments are due until April 1, 2010.  The terms of the promissory note stipulate that the interest rate will accrue beginning in March 1, 2010 at an annual rate between 1% and 8.5% based upon the level of compliance with certain employment milestones beginning in 2008.

10.	Notes Payable

Notes payable as of June 30, 2009 and December 31, 2008 were comprised of the following:

	June 30, 2009	December 31, 2008
Short-term convertible notes payable, net:
Senior secured convertible notes payable	$3,916,766	$2,607,979
Less: discount for common stock, warrants and conversion feature, net	(46,231)	(97,925)
Short-term convertible notes payable, net	$3,870,535	$2,510,054

Short-term secured promissory notes payable:
Secured promissory notes payable	$550,000	$350,000
Less: discount for common stock and warrants, net	-	-
Short-term secured promissory notes payable, net	$550,000	$350,000

Short-term promissory notes payable, net:
Unsecured promissory notes payable	$735,000	$1,107,890
Less: discount for common stock and warrants, net	(19,929)	(46,612)
Short-term promissory notes payable, net	$715,071	$1,061,278

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2007 Convertible Promissory Notes

On October 16, 2007, QuantRx completed a private placement of 10% senior secured convertible notes (the “2007 Notes”) and warrants to purchase shares of QuantRx’s common stock. In connection with the private placement, QuantRx issued notes in the aggregate principal amount of $1,000,000 and warrants to purchase 250,000 shares of QuantRx’s common stock at an exercise price of $1.25 (relative fair value of $134,454). Proceeds of the financing were used for general corporate purposes. The notes and the warrants were offered only to certain private accredited investors.

In the first quarter of 2008, the 2007 Notes were exchanged for 2008 Senior Secured Convertible Notes (the “2008 Notes”) resulting in a loss on extinguishment, as described below under “2008 Senior Secured Convertible Notes.”

The 2007 Notes were automatically convertible into shares of QuantRx common stock upon completion of a “qualified” equity financing with aggregate gross proceeds of at least $3,000,000. Under the terms of the 2007 Notes, holders would have been deemed to have tendered 115% of their aggregate outstanding principal balance and accrued interest for purchase of securities in the qualified equity financing, entitling the holders to all rights afforded to purchasers in such financing (“contingent embedded conversion option”). Alternatively, the 2007 Notes allowed the holders to convert their outstanding principal and accrued interest into common stock at a price of $0.80 per common share (“embedded conversion option”). Either conversion would have resulted in the satisfaction of all of QuantRx’s obligations under the 2007 Notes.

In accordance with APB Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” QuantRx allocated $134,454 of the principal amount of the 2007 Notes to the warrants as original issue discount, which represented the relative fair value of the warrants at the date of issuance.

The conversion option embedded in the 2007 Notes described above was not considered a derivative instrument and was not required to be bifurcated pursuant to the scope exception in paragraph 11(a) of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” since it was indexed to QuantRx’s stock and was classified as stockholders’ equity. Equity classification of the embedded conversion option was met through the requirements of EITF 00-19, “Accounting for Derivative Financial Instruments to, and Potentially Settled in, a Company’s Own Stock,” paragraphs 12-32. QuantRx also concluded, pursuant to EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments,” that while the embedded conversion option was not required to be bifurcated, the instruments did contain a beneficial conversion feature, as the share prices on the dates of issuance exceeded the effective conversion price of the embedded conversion option. QuantRx measured the intrinsic value of the embedded conversion option ($97,164) based upon the effective conversion price, which is defined by EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments,” as the allocated proceeds divided by the number of shares to be received on conversion. This amount was recorded as original issue discount.

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The contingent conversion option embedded in the 2007 Notes qualified as an embedded contingent conversion option in accordance with EITF 98-5 and 00-27 since execution was contingent upon a qualified equity financing and was not within the control of QuantRx. The intrinsic value of the contingent embedded conversion option was not recognized because the 2007 Notes were exchanged and satisfied in full.

In connection with the 2007 Notes, certain warrants that were previously issued to the holders were modified by reducing their exercise price from $1.50 to $0.75. The incremental fair value of this modification, accounted for in accordance with SFAS No. 123(R), was $30,000, while the relative fair value was calculated to be $25,210 and was recorded as additional original issue discount. The initial warrants were originally granted in connection with a private placement of common stock and were accounted for as additional paid-in-capital. In association with the issuance of the 2007 Notes, QuantRx issued warrants to purchase 100,000 shares of common stock at $1.10 per share valued at $65,000 to the placement agent, and also incurred cash commissions of $70,000 in connection with the private placement resulting in total deferred debt offering cost of $135,000.

The fair value of the warrants issued to placement agents and the cash commissions have been recorded as deferred financing costs. The total original issue discount related to the warrants issued to the investors, the modified warrants and the beneficial conversion feature, and the deferred financing costs were being amortized to interest expense over the original term of the 2007 Notes in accordance with EITF 00-27, paragraph 19. Interest expense through the date of extinguishment, including amortization of original issue discount and deferred financing costs, related to the 2007 Notes was $29,832 for the quarter and year ended March 31, 2008. The remaining unamortized debt discount of $189,101 and deferred financing costs of $99,399 were included in the loss on extinguishment of debt in the first quarter of 2008 upon the exchange of the 2007 Notes into the 2008 Notes; see below.

The Black-Scholes option pricing model was used to calculate the fair values of all of the above warrants. See Note 2, Summary of Significant Accounting Policies, “Accounting for Share Based Payments.”

2008 Senior Secured Convertible Notes

 In the first quarter of 2008, the Company issued 10% senior secured convertible notes (the “2008 Notes”) to certain accredited investors. In connection with the private placement, QuantRx issued notes in the aggregate principal amount of $2,157,247 and warrants with a five-year term to purchase 250,000 shares of QuantRx’s common stock at an exercise price of $1.25. The warrants provide for full antidilution protection to the holders and allow for cashless exercise.

The 2008 Notes are automatically convertible into shares of QuantRx common stock upon completion of a “qualified” equity financing (or financings) with aggregate gross proceeds of at least $5,660,000 (amount to be reduced by the 2008 Notes, up to a maximum of $2,250,000). Under the terms of the 2008 Notes, holders will be deemed to have tendered 115% of their aggregate outstanding principal balance and accrued and unpaid interest for the purchase of securities in the qualified equity financing, entitling the holders to all rights afforded to purchasers in such financing (“contingent embedded conversion option”). Alternatively, the 2008 Notes allow the holders to convert their outstanding principal and accrued interest into common stock at a price of $0.50 per common share (“embedded conversion option”). Either conversion would result in the satisfaction of all of QuantRx’s obligations under the 2008 Notes.

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In the event QuantRx did not complete a qualified financing and holders do not voluntarily convert, QuantRx was to repay the outstanding principal balance and accrued and unpaid interest on January 23, 2009. All holders have extended this maturity date to July 31, 2009. Interest on the outstanding principal amount of the 2008 Notes is payable quarterly in cash or, at the holders’ option, in additional 10% senior secured convertible notes with a principal amount equal to the calculated interest amount. QuantRx has the right to prepay the 2008 Notes at 106% of face value and 100% of accrued interest by providing ten days notice. In connection with the financing QuantRx entered into 1) a stock pledge agreement, pursuant to which QuantRx granted to the holders a continuing and perfected first priority security interest in certain equity securities owned by QuantRx of two private companies and specified rights and interests associated with the pledged shares, as well as 2) a patent, trademark and copyright security agreement, pursuant to which QuantRx granted to the holders a continuing and perfected first priority security interest in all of its owned or acquired patents, trademarks and copyrights and specified intellectual property and related rights and interests associated therewith. If an event of default occurs under the 2008 Notes, the holders have agreed not to take any action with respect to the collateral for 120 days after the holders provide QuantRx with notice of the holders’ proposed action. The stock pledge agreement and the patent, trademark and copyright security agreement, and the security interests created thereby, will terminate upon QuantRx’s satisfaction in full of its payment obligations under the 2008 Notes. In connection with the 2008 Notes, QuantRx may not issue any new indebtedness while at least 50% of the original principal amount of the notes remains outstanding without the consent of holders of at least 75% of the principal amount of the then outstanding notes.

In connection with the financing and in accordance with the terms of the 2007 Notes, the holders representing $1,000,000 face value of QuantRx’s 2007 Notes exchanged their notes at 115% of the outstanding principal and accrued and unpaid interest as payment toward the purchase price of the 2008 Notes purchased by such holders. Accordingly, the Company issued notes in the financing in the aggregate principal balance of $1,157,247 to the former holders upon their surrender of the 2007 Notes.  In the aggregate, the Company received gross cash proceeds of $1,000,000 in connection with the issuance of the 2008 Notes.

QuantRx used the net proceeds from the offering for product development, working capital and general corporate purposes.

 QuantRx determined that the terms of the 2008 Notes were “substantially different”, as described in EITF Issue No. 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”, from the terms of the 2007 Notes based on the greater than 10% change in the present value of the cash flows associated with the 2008 Notes and the 2007 Notes. As a result, the Company recorded the 2008 Notes issued in exchange for the 2007 Notes at fair value on the date of issuance and recorded a loss on extinguishment of $439,445, which includes $189,101 and $99,399 representing the remaining unamortized debt discount and deferred finance costs related to the 2007 Notes, respectively. In accordance with EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company also remeasured the intrinsic value of the beneficial conversion feature embedded in the 2007 Notes at the time of extinguishment and determined that it had no value as the closing stock price on the date of extinguishment was less than the effective conversion price; therefore no allocation of the reacquisition price for the repurchase of the beneficial conversion feature embedded in the 2007 Notes was required. Additionally, there were no warrants issued to the holders of the 2007 Notes related to their exchange of 2007 Notes for 2008 Notes.

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 The cash proceeds from the 2008 Notes issued in the first quarter of 2008 of $1,000,000 were allocated between the notes and the warrants on a relative fair value basis in accordance with APB Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.” QuantRx allocated $122,035 of the principal amount of $1,000,000 to the warrants as original issue discount, which represented the relative fair value of the warrants at the date of issuance.

Like the 2007 Notes, the conversion option embedded in the 2008 Notes described above is not considered a derivative instrument and is not required to be bifurcated pursuant to the scope exception in paragraph 11(a) of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” since it is indexed to QuantRx’s stock and is classified as stockholders’ equity. Equity classification of the embedded conversion option is met through the requirements of EITF 00-19, “Accounting for Derivative Financial Instruments to, and Potentially Settled in, a Company’s Own Stock,” paragraphs 12-32. QuantRx also concluded, pursuant to EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments,” that while the embedded conversion option is not required to be bifurcated, the instruments do contain a beneficial conversion feature, as the share prices on the dates of issuance exceeded the effective conversion price of the embedded conversion option. QuantRx measured the intrinsic value of the embedded conversion option ($647,760) based upon the effective conversion price, which is defined by EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments,” as the allocated proceeds divided by the number of shares to be received on conversion. This amount was recorded as original issue discount.

The contingent conversion option embedded in the 2008 Notes qualifies as an embedded contingent conversion option in accordance with EITF 98-5 and 00-27 since execution is contingent upon a qualified equity financing and is not within the control of QuantRx. The intrinsic value of the contingent embedded conversion option will not be recognized until and unless such financing occurs (the triggering event); which will then enable QuantRx to measure the intrinsic value associated with the automatic conversion feature.

In association with the issuance of the 2008 Notes, QuantRx issued warrants to purchase 100,000 shares of common stock at $1.10 per share valued at $55,750 to the placement agent, and also incurred cash commissions of $70,000 and legal fees of $7,500 in connection with the private placement, resulting in total deferred debt financing costs of $133,250.

In the fourth quarter of 2008 and the first quarter of 2009, the Company issued additional 2008 Notes maturing July 31, 2009 aggregating $625,000 ($325,000 in 2009 and $300,000 in 2008) with substantially the same terms as the original 2008 Notes. In connection with these note issuances, warrants with a five-year term to purchase 156,250 shares of common stock at an exercise price of $0.55 (fair value of $41,563; relative fair value of $34,567) and 106,250 shares of common stock (fair value of $43,063; relative fair value of $36,922) were also issued. Certain warrants that were previously issued to the holders through previous financing transactions were modified by reducing their exercise prices to $0.55 (fair value of $37,900; relative fair value of $30,131).  Additionally, there was a beneficial conversion feature on one note issued in the fourth quarter of 2008 ($1,427) and one note issued in the first quarter of 2009 ($6,325). No deferred finance costs were incurred on these additional 2008 Notes.

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In the second quarter of 2009, QuantRx issued additional 2008 Notes maturing July 31, 2009 aggregating $835,672 with substantially the same terms as the original 2008 Notes. The notes were issued to one holder of “2008 Promissory Notes” (see below) in full settlement of $707,890 in 2008 Promissory Notes due to mature in the second quarter of 2009, and related accrued interest of $27,782, as well as additional principal of $100,000. In connection with the issuance of these notes, QuantRx granted 225,000 shares of common stock (fair value of $63,000; relative fair value of $56,698) and warrants with a five year term to purchase 150,000 shares of common stock at an exercise price of $0.55 (fair value of $19,500; relative fair value of $17,839). There was no beneficial conversion feature calculated and there were no deferred finance cost for this note.

The accounting for the additional 2008 Notes is consistent with the original 2008 Notes. The cash proceeds from these additional 2008 Notes of $725,000 were allocated between the notes, common stock, new and modified warrants, as applicable, on a relative fair value basis. QuantRx allocated the relative fair values of the common stock ($93,620), new warrants ($52,406), and modified warrants ($30,131) at the date of issuance to original issue discount. Additionally, the beneficial conversion feature of $7,752 associated with the additional 2008 Notes was accounted for as original issue discount. QuantRx used the net proceeds from these additional issuances for product development, working capital and general corporate purposes.

In the aggregate for all 2008 Notes, the fair value of the warrants issued to placement agents and the cash commissions and legal fees, if any, have been recorded as deferred financing costs. The total original issue discount related to the common stock, warrants, and modified warrants issued to the investors, the beneficial conversion feature, and the deferred financing costs are being amortized to interest expense over the original term of each 2008 Note in accordance with EITF 00-27, paragraph 19. Interest expense, including amortization of original issue discount and deferred financing costs, related to the 2008 Notes was $176,481 and $340,455 for the three and six months ended June 30, 2009 and $386,460 and $461,283 for the three and six months ended June 30, 2008. In first and second quarter of 2009, the Company issued 10% convertible notes in the aggregate amount of $66,416 and $81,698, respectively, for quarterly interest in the form of paid-in-kind notes.

The Black-Scholes option pricing model was used to calculate the fair values of all of the above warrants. See Note 2, Summary of Significant Accounting Policies, “Accounting for Share Based Payments.”

All outstanding 2008 Notes were settled in full as of July 31, 2009. See Note 15, Subsequent Events, for additional details.

2008 Secured Promissory Notes Payable

In the second quarter of 2008, the Company commenced a private placement to certain accredited investors through the issuance of 8% senior secured promissory notes (the “2008 Secured Promissory Notes”). The private placement closed in the third quarter of 2008.  In connection with the private placement, QuantRx issued notes in the aggregate principal amount of $550,000, and an aggregate of 137,500 shares of common stock and warrants with a five-year term to purchase 137,500 shares of common stock warrants at a per share exercise price of $0.85.  The warrants provide for full antidilution protection to the holders and allow for cashless exercise. The 2008 Secured Promissory Notes were originally due on September 15, 2008, along with all accrued and unpaid interest. QuantRx used the net proceeds from the offering for product development, working capital and general corporate purposes.

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In connection with the financing QuantRx entered into 1) a stock pledge agreement, pursuant to which QuantRx granted to the holders a continuing and perfected first priority security interest in certain equity securities owned by QuantRx of two private companies and specified rights and interests associated with the pledged shares, as well as 2) a patent, trademark and copyright security agreement, pursuant to which QuantRx granted to the holders a continuing and perfected first priority security interest in all of its owned or acquired patents, trademarks and copyrights and specified intellectual property and related rights and interests associated therewith. If an event of default occurs under the 2008 Secured Promissory Notes, the holders have agreed not to take any action with respect to the collateral for 120 days after the holders provide QuantRx with notice of the holders’ proposed action. The stock pledge agreement and the patent, trademark and copyright security agreement, and the security interests created thereby, will terminate upon QuantRx’s satisfaction in full of its payment obligations under the 2008 Secured Promissory Notes.

 The cash proceeds from the 2008 Secured Promissory Notes of $550,000 were allocated between the notes, common stock and warrants on a relative fair value basis. QuantRx allocated $79,806 and $58,050 of the principal amount of $550,000 to the common stock and warrants as original issue discount, which represented the relative fair values of each at the date of issuance.

In association with the issuance of the 2008 Secured Promissory Notes, QuantRx issued warrants to purchase 100,000 shares of common stock at $0.85 per share valued at $64,000 to the placement agent, and also incurred cash commissions of $55,000 in connection with the private placement resulting in total deferred finance costs of $119,000.

The fair value of the warrants issued to placement agents and the cash commissions were recorded as deferred financing costs. The total original issue discount related to the common stock and warrants issued to the investors and the deferred financing costs were amortized to interest expense over the original term of the 2008 Secured Promissory Notes in accordance with EITF 00-27, paragraph 19.

On the original maturity date, September 15, 2008, one note for $100,000 was settled in full and the Company negotiated monthly extensions of one to three months on the remaining notes. At September 15, 2008, QuantRx granted an aggregate of 22,500 shares of common stock (fair value $11,475) and warrants to purchase 22,500 shares of common stock with a five year term and an exercise price of $0.85 (fair value $9,000) which for a one-month extension. The second and third one-month extensions were executed on October and November 15, 2008, on 2008 Secured Promissory Notes with an aggregate principal of $150,000.  In consideration for these stages, QuantRx granted an aggregate of 15,000 shares of common stock (fair value $5,250) and warrants to purchase 15,000 shares of common stock (fair value $3,900) with a five year term and an exercise price of $0.85. The consideration for the extensions was recognized as prepaid interest and was amortized over the extension periods. On December 15, 2008, when these Notes matured, the holders agreed to extend the maturity date to July 31, 2009. In consideration for one of these seven and a half month extensions, QuantRx modified the holder’s warrants to purchase 20,000 shares of common stock by reducing the exercise price from $0.85 to $0.55. The incremental value of this modification was $400, which was recorded as prepaid interest and is being amortized over the term of the extension as interest expense.

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On October 15, 2008, QuantRx executed an eleven-month extension with a holder of a $100,000 2008 Secured Promissory Note.  In consideration for this extension, QuantRx granted 75,000 shares of common stock with a fair value of $22,500, which will be expensed over the term of the extension.

QuantRx executed an extension with a holder of a $200,000 2008 Secured Promissory Note as of October 15, 2008, extending the maturity dates as follows: $50,000 and related accrued interest due October 31, 2008; $50,000 and related accrued interest due November 30, 2008; $100,000 and related accrued interest due December 31, 2008. In consideration for this extension, QuantRx granted 20,000 shares of common stock (fair value $6,000) and warrants to purchase 20,000 shares of common stock (fair value $4,400) with a five year term and an exercise price of $0.85; the fair values of which were expensed over the term of the extension. As of December 31, 2008, this holder agreed to an extension of the remaining $100,000 outstanding principal as follows: $10,000 and related accrued interest due monthly beginning January 31, 2009, with a final payment due June 30, 2009.  In consideration for this further extension, QuantRx granted a warrant in January 2009 to purchase 100,000 shares of common stock (fair value $18,000) with a five year term and an exercise price of $0.50 and modified warrants to purchase an aggregate 80,000 shares of common stock, reducing the exercise price from $0.85 to $0.55. The fair value of the consideration was expensed over the term of the extension.

In the second quarter of 2009, QuantRx issued an additional $250,000 2008 Secured Promissory with substantially the same terms as the original 2008 Secured Promissory Notes and a maturity date of August 10, 2009. The note was issued to NuRx Pharmaceuticals, Inc. in contemplation of a potential strategic transaction. There were no deferred finance fees incurred and no original issue discount. See Note 15, Subsequent Events, for additional details.

In the aggregate, QuantRx recorded $23,528 and $46,119 in interest expense, including amortization of original issue discount, deferred financing costs and prepaid interest, related to the 2008 Secured Promissory Notes for the three and six months ended June 30, 2009 and $31,642 in interest expense, including amortization of original issue discount and deferred financing costs, related to the 2008 Promissory Notes for the three and six months ended June 30, 2008.

The Black-Scholes option pricing model was used to calculate the fair values of all of the above warrants. See Note 2, Summary of Significant Accounting Policies, “Accounting for Share Based Payments.”

All outstanding 2008 Secured Promissory Notes were settled in full as of July 31, 2009. See Note 15, Subsequent Events, for additional details.

2008 Unsecured Promissory Notes Payable

In August 2008, the Company completed a private placement to certain accredited investors through the issuance of 8% promissory notes (the “2008 Promissory Notes”). In connection with the private placement, QuantRx issued notes in the aggregate principal amount of $1,000,000, and an aggregate of 250,000 shares of common stock and warrants with a five-year term to purchase 250,000 shares of common stock at an exercise price of $0.85.  The warrants provide for full antidilution protection to the holders and allow for cashless exercise. The 2008 Promissory Notes were due on October 31, 2008, along with all accrued and unpaid interest. QuantRx used the net proceeds from the offering for product development, working capital and general corporate purposes.

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 The net cash proceeds from the 2008 Promissory Notes were $942,500. QuantRx allocated $132,827 and $108,159 of the principal amount of $1,000,000 to the common stock and warrants as original issue discount, which represented the relative fair values of each at the date of issuance.

In association with the issuance of the 2008 Promissory Notes, QuantRx incurred cash commissions and legal fees of $57,500, which were recorded as deferred financing costs and expensed over the original term.

As of October 31, 2008, QuantRx settled a $500,000 2008 Promissory Note with the issuance of a $607,890 8% unsecured promissory note which included additional principal of $100,000 and accrued interest of $7,890.  The maturity date is April 30, 2009.  In connection with the issuance of this note, QuantRx granted 200,000 shares of common stock (fair value of $80,000; relative fair value of $70,696); the relative fair value of the common stock was recorded as debt discount and was amortized over the original term of the new note. In the second quarter of 2009, this 2008 Promissory Note and additional 2008 Promissory Notes issued in the second quarter of 2009 held by this note holder, in the aggregate principal amount of $707,890, together with accrued interest of $27,782 related to these 2008 Promissory Notes, were settled through the issuance of a 2008 Note.

QuantRx executed an extension with a holder of a $500,000 2008 Promissory Note as of October 31, 2008, extending the maturity date to January 31, 2009.  In consideration for this extension, QuantRx granted 200,000 shares of common stock with a fair value of $80,000 and revised the interest rate on the original 8% note to 10% effective as of the origination date, which was expensed over the term of the extension.  After making a principal payment of $15,000, QuantRx executed a further extension with this holder as of January 31, 2009, extending the maturity date to May 31, 2009 for the remaining principal amount of $485,000.  In consideration for this extension, QuantRx granted 100,000 shares of common stock (fair value $39,000) and warrants to purchase 100,000 shares of common stock with a five year term and an exercise price of $0.55 (fair value $21,000).  Additionally, warrants to purchase 125,000 shares of common stock were modified, reducing the exercise price from $0.85 to $0.55 (incremental fair value $3,750).  The fair value of the consideration was expensed over the term of the extension. At May 31, 2009, QuantRx executed an additional extension with this holder extending the maturity date to July 31, 2009. In consideration for this additional extension, QuantRx granted 100,000 shares of common stock (fair value $39,000) and warrants to purchase 100,000 shares of common stock with a five year term and an exercise price of $0.55 (fair value $21,000), which will be expensed over the term of the additional extension.

In the first quarter of 2009, the Company issued additional 8% Promissory Notes originally maturing March 31, 2009, in the aggregate principal amount of $115,000, and warrants to purchase an aggregate of 115,000 shares of common stock with a five year term and an exercise price of $0.55 (fair value $28,850; relative fair value of $23,054).  The relative fair value of the warrants was recorded as debt discount and was amortized over the original term of the notes. As of March 31, 2009, the holders agreed to extend the maturity date to June 30, 2009. In consideration for this extension, in April 2009, QuantRx granted warrants to purchase an aggregate of 80,500 shares of common stock with a five year term and an exercise price of $0.55 (aggregate fair value $12,075). The fair value of the consideration was expensed over the term of the extension. No deferred finance costs were incurred on these additional 2008 Promissory Notes.

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In the second quarter of 2009, the Company issued a $50,000 8% Promissory Notes maturing May 31, 2009 (settled prior to maturity with the issuance of a 2008 Note) and $185,000 8% Promissory Notes maturing June 30, 2009 and July 31, 2009, respectively. In connection with these issuances, QuantRx issued 105,000 shares of common stock (fair value $39,150; relative fair value of $28,488) and warrants to purchase an aggregate of 130,000 shares of common stock with a five year term and an exercise price of $0.55 (fair value $19,050; relative fair value of $16,611).  The relative fair value of the common stock and warrants was recorded as debt discount and was amortized over the original term of the notes. No deferred finance costs were incurred on these additional 2008 Promissory Notes.

QuantRx used the net proceeds from these additional 2008 Promissory Note issuances for product development, working capital and general corporate purposes.

The total original issue discount related to the common stock and warrants issued to the investors and the deferred financing costs are being amortized to interest expense over the original terms of the 2008 Promissory Notes in accordance with EITF 00-27, paragraph 19. In the aggregate, QuantRx recorded $141,921 and $274,648 in interest expense, including amortization of original issue discount, prepaid interest, and deferred financing costs, related to the 2008 Promissory Notes for the three and six months ended June 30, 2009.

The Black-Scholes option pricing model was used to calculate the fair values of all of the above warrants. See Note 2, Summary of Significant Accounting Policies, “Accounting for Share Based Payments.”

All outstanding 2008 Promissory Notes were settled in full as of July 31, 2009. See Note 15, Subsequent Events, for additional details.

11.	Preferred Stock

The Company has authorized 25,000,000 shares of preferred stock, of which 9,750,000 are designated Series A Convertible Preferred Stock, $0.01 par value. The remaining 15,250,000 authorized preferred shares have not been designated by the Company as of June 30, 2009. The Company had no issued and outstanding preferred stock at June 30, 2009 or December 31, 2008. See Note 15, Subsequent Events, for additional details.

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12.	Common Stock, Options and Warrants

In the second quarter 2009, in connection with the issuance of $835,672 10% senior secured convertible promissory notes, the Company issued an aggregate 225,000 shares of common stock (fair value of $63,000; relative fair value of $56,698) and warrants with a five year term to purchase 150,000 shares of common stock at an exercise price of $0.55 (fair value of $19,500; relative fair value of $17,839).

In the second quarter 2009, in connection with the issuance of $235,000 8% promissory notes, the Company issued an aggregate of 105,000 shares of common stock (fair value of $39,150; relative fair value of $28,488) and warrants to purchase an aggregate of 130,000 shares of common stock with a five year term and an exercise price of $0.55 (fair value of $19,050; relative fair value of $16,611).

In the second quarter of 2009, in connection with extensions of certain 2008 Promissory Notes, the Company issued warrants to purchase an aggregate of 80,500 shares of common stock with a five year term and an exercise price of $0.55 (aggregate fair value $12,075).

In the second quarter of 2009, in connection with an extension of a 2008 Promissory Note, the Company issued 100,000 shares of common stock (fair value $39,000) and warrants to purchase 100,000 shares of common stock with a five year term and an exercise price of $0.55 (fair value $21,000).

In the first quarter of 2009, in connection with the issuance of $300,000 10% senior secured convertible promissory notes, the Company issued an aggregate of 81,250 shares of common stock (fair value of $33,813; relative fair value of $29,105) and warrants to purchase 81,250 shares of common stock with a five year term and an exercise price of $0.55 (fair value of $18,188; relative fair value of $15,648).

In the first quarter of 2009, in connection with an extension of a 2008 Promissory Note, QuantRx granted 100,000 shares of common stock with a fair value of $39,000 and warrants to purchase 100,000 shares of common stock with a five year term and an exercise price of $0.55 (fair value $21,000).  Additionally, warrants to purchase 125,000 shares of common stock were modified, reducing the exercise price from $0.85 to $0.55.

In the first quarter 2009, in connection with the issuance of $325,000 8% promissory notes, the Company issued warrants to purchase an aggregate of 115,000 shares of common stock with a five year term and an exercise price of $0.55 (fair value $28,850; relative fair value of $23,054).

In the first quarter of 2009, warrants to purchase an aggregate of 810,000 shares of common stock were granted to employees and warrants to purchase an aggregate of 50,000 shares of common stock were granted to certain consultants. The warrants were issued with an exercise price of $0.31, have a term of five years and vest immediately, and have a fair value of $163,400.

In January 2009, in connection with an extension of a maturity date on a 2008 Secured Promissory Note, QuantRx granted a warrant to purchase 100,000 shares of common stock with a five year term and an exercise price of $0.50 (fair value $18,000) and modified warrants to purchase an aggregate 80,000 shares of common stock, reducing the exercise price from $0.85 to $0.55.

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In the fourth quarter of 2008, in connection with the issuance of $325,000 10% senior secured convertible promissory notes, the Company issued 25,000 shares of common stock (fair value $9,250; relative fair value of $7,817) and warrants to purchase 75,000 shares of common stock (fair value of $23,375; relative fair value of $18,919). Additionally, certain previously issued warrants were modified, reducing their exercise prices to $0.55.  The aggregate incremental fair value of these modifications was $37,900; the relative fair value was $30,131.

On December 15, 2008, QuantRx negotiated extensions on each of the then-maturing 2008 Secured Promissory Notes. In consideration for one of these seven and a half month extensions, QuantRx modified the holder’s warrants to purchase 20,000 shares of common stock by reducing the exercise price from $0.85 to $0.55. The incremental value of this modification was $400, which was recorded as prepaid interest and is being amortized over the term of the extension as interest expense.

On September, October and November 15, 2008, QuantRx negotiated extensions on each of the outstanding 2008 Secured Promissory Notes. In consideration for these one to eleven month extensions, QuantRx granted an aggregate of 132,500 shares of common stock (fair value $45,225) and warrants to purchase 57,500 shares of common stock with a five year term and an exercise price of $0.85 (fair value $17,300).

On October 31, 2008, QuantRx issued 200,000 shares of common stock (fair value of $80,000; relative fair value of $70,696) in connection with the issuance of a $607,890 2008 Promissory Note.

On October 31, 2008, QuantRx negotiated an extension on one of the 2008 Promissory Notes. In consideration for this extension, QuantRx issued 200,000 shares of common stock (fair value $80,000).

In August 2008, QuantRx completed a private placement of 8% promissory notes, common stock, and warrants to purchase shares of QuantRx’s common stock. In connection with the private placement, QuantRx issued 250,000 shares of common stock (with a relative fair value of $132,827) and warrants with a five-year term to purchase 250,000 shares of QuantRx’s common stock at an exercise price of $0.85 (with a relative fair value of $108,159). The notes, common stock and warrants were offered only to certain private accredited investors.

On August 18, 2008, the Company issued a warrant in consideration of a three month consulting and investor relations services agreement. The warrant has a term of five years and represents the right to purchase 40,000 shares of common stock at an exercise price of $1.25. The fair value of this warrant was calculated to be $22,400 and was expensed over the term of the agreement.

In the second and third quarters of 2008, QuantRx conducted a private placement of 8% promissory notes, common stock and warrants to purchase shares of QuantRx’s common stock. In connection with the private placement, QuantRx issued 137,500 shares of common stock (with a relative fair value of $79,806) along with warrants with a five-year term to purchase 137,500 shares of QuantRx’s common stock at an exercise price of $0.85 (with a relative fair value of $58,050). The notes, common stock and warrants were offered only to certain private accredited investors. At the commencement of the financing, in June 2008, QuantRx issued warrants for services to purchase 100,000 shares of common stock at $0.85 per share valued at $64,000.

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In April 2008, QuantRx completed a limited warrant exercise inducement targeting large warrant holders who have expressed an interest to participate. The inducement was a reduction in the exercise price from $1.50 to $0.70 to a limited number of warrant holders who acquired the warrants in conjunction with prior common stock purchases. Warrants to purchase an aggregate of 241,699 shares of common stock were exercised and exchanged for our common stock for total proceeds of $169,189.

In April 2008, the Company issued common stock warrants with a five year term in consideration of a financial advisory and investor relations consulting services agreement. The warrant represents the right to purchase 200,000 shares of common stock at an exercise price of $0.89 and vests ratably each month over a one year term. The fair value of the warrant was calculated to be $148,000 on grant date, and shall be remeasured during the vesting term as required. Consulting expense related to the issuance of these warrants was $34,000 for the year ended December 31, 2008.

In April 2008, the Company issued warrants with a five year term to purchase 25,000 shares of common stock at an exercise price of $1.35. The warrants were issued as payment for technical advisory services related to medical diagnostics. The fair value of these warrants was calculated to be $16,250, and will be expensed over a one year term. Consulting expense related to the issuance of these warrants was $11,576 for the year ended December 31, 2008.

In the first quarter of 2008, QuantRx completed a private placement of 10% senior secured convertible notes and warrants to purchase shares of QuantRx’s common stock. In connection with the private placement, QuantRx issued warrants with a five-year term to purchase 250,000 shares of QuantRx’s common stock at an exercise price of $1.25. The notes and the warrants were offered only to certain private accredited investors. In association with the issuance of these convertible notes, QuantRx issued warrants for services to purchase 100,000 shares of common stock at $1.10 per share valued at $55,750.

2007 Incentive and Non-Qualified Stock Option Plan

Pursuant to SFAS 123(R), the fair value of options granted under the Company’s 2007 Incentive and Non-Qualified Stock Option Plan is recorded as compensation expense over the vesting period, or, for performance based awards, the expected service term.  Total compensation cost related to QuantRx’s employee options was $14,125 and $87,704 for the three and six months ended June 30, 2009, and $207,461 and $359,112 for the three and six months ended June 30, 2008, respectively. Compensation cost related to QuantRx’s non-employee options was a reduction of $1,667 based on a remeasurement adjustment for the three and six months ended June 30, 2009, and $4,292 and $6,167 for the three and six months ended June 30, 2008, respectively.

In the first quarter of 2009, an aggregate of 130,000 qualified common stock options were granted to employees and issued from the Company’s 2007 Incentive and Non-Qualified Stock Option Plan. The options were issued with an exercise price of $0.31, and have a term of five years. The options vest monthly over one year. The fair value of these options is $24,700.

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In the fourth quarter of 2008, 6,250 non-qualified common stock options were granted to a member of the board of directors and issued from the Company’s 2007 Incentive and Non-Qualified Stock Option Plan. The options were issued with an exercise price of $0.35, have a term of five years and vested immediately. The fair value of these options is $1,813.

In the first quarter of 2008, an aggregate of 528,000 qualified common stock options were granted to employees and 25,000 non-qualified stock options were granted to certain consultants and issued from the Company’s 2007 Incentive and Non-Qualified Stock Option Plan. The options were issued with an exercise price of $0.80, and have a term of ten years. The options vest monthly over one year. The fair value of these options is $420,280.

13.	Related Party Transactions

In August 2008, in connection with a debt financing, QuantRx incurred cash commissions of $50,000 to Burnham Hill Partners, of which a beneficial owner of more than 5% of QuantRx common stock is a managing member. Burnham Hill Partners was the placement agent for the debt financing. These commissions are outstanding as of June 30, 2009.

On June 16, 2008, in connection with a debt financing, QuantRx issued warrants with a five-year term valued at $64,000 to purchase an aggregate of 100,000 shares of common stock at an exercise price of $0.85 to Burnham Hill Partners. Burnham Hill Partners was the placement agent for the debt financing. Additionally, cash commissions of $55,000 are due to Burnham Hill Partners for its role as placement agent in the transaction as of June 30, 2009.

In the first quarter of 2008, in connection with a debt financing, QuantRx issued warrants with a five-year term valued at $55,750 to purchase an aggregate of 100,000 shares of common stock at an exercise price of $1.10 to Burnham Hill Partners, of which a beneficial owner of more than 5% of QuantRx common stock is a managing member. Burnham Hill Partners was the placement agent for the debt financing. Additionally, cash commissions of $70,000 are due to Burnham Hill Partners for its role as placement agent in the transaction.

At June 30, 2009, cash commissions of $20,000 were due to Burnham Hill Partners for its role as placement agent in a debt financing transaction in October 2007.

A member of the Company’s board of directors served as a consultant to the Company on various business, strategic, and technical issues. His contract expired May 31, 2008. Fees paid and expensed for these services by the Company during the three and six months ended June 30, 2008 were $8,000 and $20,000, respectively.

14.	Commitments and Contingencies

Operating Leases

QuantRx leases office space and research and development lab space under operating leases that expire at various times through 2011.  Some of these leases contain cancellation clauses, subject to a termination fee, and include allocations for common expenses subject to future adjustment.  Rent expense related to operating leases was approximately $31,857 and $65,501 for the three and six months ended June 30, 2009, and $30,117 and $60,234 for the three and six months ended June 30, 2008, respectively. In connection with facility leases, the Company has made security deposits totaling $10,310, which are included in long-term assets in the balance sheet. Future minimum lease obligations, inclusive of potential termination fees, for operating leases as of June 30, 2009 are estimated as follows:

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Remainder of 2009	$75,731
2010	57,240
2011	43,875
Total minimum payments	$176,846

In February 2007, the Company began subleasing research and development lab space under the noncancellable operating leases. The sublease can be terminated upon ninety days notice by either party, and a $2,000 security deposit is being held by QuantRx pursuant to the terms of the lease. Sublease income was $5,665 and $11,535 for the three and six months ended June 30, 2009, and $5,640 and $11,960 for the three and six months ended June 30, 2008 respectively, and is recorded in other income.

Executive Employment Contracts

The Company has an employment contract with a key Company executive that provides for the continuation of salary to the executive if terminated for reasons other than cause, as defined in those agreements. At June 30, 2009, the future employment contract commitment for such key executive based on this termination clause was approximately $240,000.

15.	Subsequent Events

The Company evaluated subsequent events that occurred from June 30, 2009 through August 14, 2009, the date the Company’s financial statements were issued. The evaluation resulted in no impact to the interim consolidated financial statements.

Settlement of 2008 Notes, 2008 Secured Promissory Notes, and 2008 Promissory Notes

As of July 31, 2009, QuantRx made full settlement with all holders of Notes described in Note 10 above, and obtained the release of all security interests granted to the note holders in QuantRx assets.  In connection with the note holders’ cancellation of their notes and the release of the liens in favor of such note holders on QuantRx intellectual property being contributed to the joint venture described below, such note holders received either cash in an amount equal to the outstanding principal and interest accrued thereunder, shares of the newly created Series A-1 Convertible Preferred Stock (see below), or a combination of both.

See the Current Report on Form 8-K filed by QuantRx with the Securities and Exchange Commission on August 5, 2009 for additional details.

PRIA Asset Purchase Agreement

On July 30, 2009, the Company entered into and closed an asset purchase agreement with PRIA Diagnostics, LLC, pursuant to which PRIA agreed to sell to QuantRx certain of PRIA’s patents, trademarks, other intellectual property assets and certain fixed assets.  The aggregate purchase price for such assets is equal to $725,000, comprised of cash and shares of QuantRx common stock.

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Under the Asset Purchase Agreement, QuantRx is required to make additional contingent payments, in the form of cash and common stock, upon the occurrence of certain milestone events.  Such cash milestone payments will be made by QN Diagnostics, LLC, a newly formed Delaware limited liability company that was formed as a joint venture between QuantRx and NuRx Pharmaceuticals, Inc., which is described in more detail below.  In addition, QN Diagnostics is required to pay royalties to PRIA on a quarterly basis upon the commercialization of a product utilizing the acquired technologies for five years from the initial sales date of the first such product sold.  QuantRx also agreed under the Asset Purchase Agreement to offer to PRIA the first opportunity to manufacture certain products utilizing the acquired technologies before entering into any agreement or arrangement with a third party to manufacture such products.

See the Current Report on Form 8-K filed by QuantRx with the Securities and Exchange Commission on August 5, 2009 for additional details.

QN Diagnostics, LLC Limited Liability Company Agreement

On July 30, 2009, QuantRx entered into a Contribution Agreement with NuRx Pharmaceuticals, Inc.  Pursuant to the Contribution Agreement, QuantRx contributed certain intellectual property, including the assets purchased from PRIA under the Asset Purchase Agreement, and other assets related to its lateral flow strip technology and related lateral flow strip readers into QN Diagnostics, a newly formed Delaware limited liability company that was formed as a joint venture between NuRx and QuantRx.

QuantRx and NuRx also entered into a Limited Liability Company Agreement to govern the Joint Venture, dated July 30, 2009. Under the terms of the LLC Agreement, NuRx contributed $5,000,000 in cash to the Joint Venture.  Following the respective contributions by NuRx and QuantRx to the Joint Venture, NuRx and QuantRx will each own a 50% interest in the Joint Venture.  The purpose of the Joint Venture will be to research, develop and commercialize products incorporating the lateral flow strip technology and related lateral flow strip readers.

QuantRx and the Joint Venture also entered into a Development and Services Agreement on July 30, 2009, pursuant to which the Joint Venture has agreed to pay a monthly fee to QuantRx in exchange for QuantRx providing all services, equipment and facilities related to the research, development, regulatory approval and commercialization of lateral flow products.

In connection with the transactions described herein, NuRx received two warrants to purchase 2,000,000 shares of QuantRx common stock, or an aggregate of 4,000,000 shares of QuantRx common stock.  The warrants expire on July 30, 2014 and have an exercise price of $0.50 and $1.25, respectively.

See the Current Report on Form 8-K filed by QuantRx with the Securities and Exchange Commission on August 5, 2009 for additional details.

Series A-1 Convertible Preferred Stock

Effective August 3, 2009, QuantRx filed a Certificate of Designation of the Relative Rights and Preferences of the newly designated Series A-1 Convertible Preferred Stock of the Company with the Secretary of State of the State of Nevada.  The Company’s Board of Directors approved the Certificate of Designation and authorized its filing at a meeting held on July 24, 2009.

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The Certificate of Designation provides for the issuance of up to 10,000,000 shares of Series A-1 Convertible Preferred Stock.  The Series A-1 Preferred Stock shall rank prior to the Common Stock for purposes of liquidation preference, and to all other classes and series of equity securities of the Company that by their terms do not rank senior to the Series A-1 preferred stock. Holders of the Series A-1 Preferred Stock shares shall be entitled to receive, when, as and if declared by the Board of Directors, preferential dividends which shall accrue at the rate of 8% per annum to be paid at the option of the Company, either in cash or by the issuance of additional shares of Series A-1 Preferred Stock.

The Company may, at its option, redeem shares of the Series A-1 Preferred Stock, in whole or in part, out of funds legally available, by action of the Board of Directors, at any time after the issuance of such Series A-1 Preferred Stock, at a redemption price equal to the Face Amount plus all accrued and unpaid dividends on such Series A-1 Preferred Stock. At any time on or after the Issuance Date, the Series A-1 Preferred Stock may be converted into a number of fully paid and nonassessable shares of Common Stock at a conversion rate of two-to-one (2:1); two shares of Common Stock for each one share of Series A-1 Preferred Stock.

On August 4, 2009, the Company issued 4,060,397 shares of Series A-1 convertible preferred stock, par value $0.01 per share, to certain holders of the Company’s promissory notes in exchange for the cancellation of their respective notes and the releases of any security interests.

See the Current Report on Form 8-K filed by QuantRx with the Securities and Exchange Commission on August 5, 2009 for additional details.

Other

In the third quarter of 2009, the Company issued $80,000 8% Promissory Notes maturing July 31, 2009. In connection with these issuances, QuantRx issued 80,000 shares of common stock.  See Note 10, under the heading “2008 Unsecured Promissory Notes Payable” for details on these notes and common stock and their accounting. These notes were settled in full as of July 31, 2009.

In the third quarter of 2009, warrants to purchase an aggregate of 550,000 shares of common stock were granted to certain executives. The warrants were issued with an exercise price of $0.50, have a term of five years and are vested with respect to 475,000 warrants, with the remaining 75,000 warrants vesting with the successful completion of a development milestone.

In the third quarter of 2009, an aggregate of 500,000 non-qualified common stock options were granted and issued from the Company’s 2007 Incentive and Non-Qualified Stock Option Plan to executives in accordance with employment agreements executed July 30, 2009. The options were issued with an exercise price of $0.50, have a term of five years, and are vested with respect to 375,000 options, with the remaining 125,000 options vesting with the successful completion of development milestones.

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ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition should be read in conjunction with the financial statements and notes to financial statements included elsewhere in this filing.  The following discussion (as well as statements in Item 1 above and elsewhere) contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 that involve risks and uncertainties.  Some or all of the results anticipated by these forward-looking statements may not occur. Forward-looking statements involve known and unknown risks and uncertainties including, but not limited to, trends in the biotechnology, healthcare, and pharmaceutical sectors of the economy; competitive pressures and technological developments from domestic and foreign genetic research and development organizations which may affect the nature and potential viability of our business strategy; and private or public sector demand for products and services similar to what we plan to commercialize.  We disclaim any intention or obligation to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Unless otherwise indicated or the context otherwise requires, all references in this report to “we,” “our,” “ours,” “us,” the “Company” or similar terms refer to QuantRx Biomedical Corporation, a Nevada corporation.

Overview

QuantRx Biomedical Corporation was incorporated on December 5, 1986 in the State of Nevada. The Company’s principal business office is located at 100 South Main Street, Suite 300, Doylestown, Pennsylvania. QuantRx also has a research and development facility in Portland, Oregon.

QuantRx is a diagnostics company focused on the development and commercialization of innovative diagnostic products for the Point-of-Care (POC) markets based on its patented technology platforms for the worldwide healthcare industry. These platforms include: RapidSense® point-of-care testing products based on QuantRx core intellectual property related to lateral flow techniques for the consumer and healthcare professional markets and PAD technology for the consumer markets for the treatment of hemorrhoids, minor vaginal infection, urinary incontinence, and other medical needs. Additionally, the Company has made significant investments in a company developing Single Nucleotide Polymorphism (SNP) chips, genome-based diagnostic chips for the next generation of genomic and proteomic diagnostic markets and in its formerly majority-owned subsidiary, FluoroPharma, Inc., which is developing molecular imaging agents for Positron Emission Tomography (PET) and fluorescence imaging with initial application in cardiovascular disease, to provide clinical support for the Company’s POC cardiac diagnostics.

The Company’s overall growth strategy is to: (i) leverage its broad-based IP and patent portfolio to develop new and innovative diagnostic products; (ii) commercialize products through corporate partners and distributors; and (iii) contract manufacturing to third parties while maintaining control over the manufacturing process.

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QuantRx is developing a hand-held optical imaging device which, when coupled with our RapidSense technology, will enable highly sensitive, quantitative, positive read, diagnostic testing to be performed economically at the point of care.

On May 5, 2009, QuantRx and FluoroPharma reorganized their relationship by terminating their investment agreement and related agreements, originally executed on March 10, 2006, which allowed FluoroPharma to close an equity financing with third party investors. In conjunction with the termination of these agreements and the additional third party investment in FluoroPharma, QuantRx agreed to convert all outstanding receivables from FluoroPharma, consisting of previously issued notes and related accrued interest and advances into shares of FluoroPharma common stock. As a result of these transactions and the third party investment, the Company’s ownership interest in FluoroPharma was reduced to a noncontrolling interest, which resulted in deconsolidation.

The accounts of FluoroPharma have been included in our consolidated financial statements commencing April 1, 2007, the original date of consolidation, through May 4, 2009, and are net of losses allocated to the then noncontrolling (formerly minority) interests as applicable. QuantRx has restated its financial statements as of January 1, 2009, to reflect the results of its former subsidiary as a one-line item, and effective May 5, 2009 our financial statements reflect our investment in FluoroPharma under the equity method of accounting.

On May 5, subsequent to the execution of the aforementioned transactions which led to the deconsolidation of FluoroPharma, QuantRx’s ownership of the outstanding capital stock of FluoroPharma was approximately 45.55%, and at June 30, 2009 it was approximately 40.77%. Subsequent to the termination of the investment agreements between QuantRx and FluoroPharma, QuantRx has no continuing obligations or commitments to FluoroPharma.

On July 30, 2009, the Company entered into and closed an asset purchase agreement with PRIA Diagnostics, LLC, pursuant to which PRIA agreed to sell to QuantRx certain of PRIA’s patents, trademarks, other intellectual property assets and certain fixed assets.  The acquired intellectual property is primarily intended to complement the Company’s development of a hand held optical imaging device to be used in conjunction with the RapidSense technology.

On July 30, 2009, QuantRx entered into a Contribution Agreement with NuRx Pharmaceuticals, Inc.  Pursuant to the Contribution Agreement, QuantRx contributed certain intellectual property, including the assets purchased from PRIA under the Asset Purchase Agreement, and other assets related to its lateral flow strip technology and related lateral flow strip readers into QN Diagnostics, a newly formed Delaware limited liability company that was formed as a joint venture between NuRx and QuantRx.

QuantRx and NuRx also entered into a Limited Liability Company Agreement to govern the joint venture, dated July 30, 2009. Under the terms of the LLC Agreement, NuRx contributed $5,000,000 in cash to the joint venture.  Following the respective contributions by NuRx and QuantRx to the joint venture, NuRx and QuantRx will each own a 50% interest in the joint venture.  The purpose of the joint venture will be to research, develop and commercialize products incorporating the lateral flow strip technology and related lateral flow strip readers.

QuantRx and the QN Diagnostics also entered into a Development and Services Agreement on July 30, 2009, pursuant to which the QN Diagnostics has agreed to pay a monthly fee to QuantRx in exchange for QuantRx providing all services, equipment and facilities related to the research, development, regulatory approval and commercialization of lateral flow products.

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Consolidated Results of Operations

The consolidated results of operations include the accounts of the Company and its formerly majority-owned subsidiary, FluoroPharma, Inc., though December 31, 2008.  Effective May 5, 2009, QuantRx and FluoroPharma executed transactions which resulted in QuantRx no longer having a controlling ownership interest, resulting in the deconsolidation of FluoroPharma. QuantRx has restated its financial statements as of January 1, 2009, to reflect the results of its former subsidiary as a one-line item, and effective May 5, 2009 our financial statements reflect our investment in FluoroPharma under the equity method of accounting. The loss related to FluoroPharma as a consolidated subsidiary for January 1, 2009 through May 4, 2009 of $272,579 has been reflected as a one-line item in our financial statements.

At May 5, 2009, QuantRx’s remaining net basis of the investment in FluoroPharma, inclusive of receivables from FluoroPharma, was $43,286, after taking into account previously recorded losses of $5,056,304 ($272,579 in 2009) related to the consolidated results of FluoroPharma. These losses have been included in our consolidated financial statements commencing April 1, 2007, the original date of consolidation, through May 4, 2009, and are net of losses allocated to the then noncontrolling (formerly minority) interests as applicable. On May 5, subsequent to the execution of the aforementioned transactions which led to the deconsolidation of FluoroPharma, QuantRx’s ownership of the outstanding capital stock of FluoroPharma was reduced to a noncontrolling interest of approximately 45.55%. At deconsolidation the fair market value of QuantRx’s remaining noncontrolling interest in FluoroPharma was $842,876, based on the third party investment; however, FluoroPharma had a deficit equity balance, which resulted in QuantRx writing off the remaining basis in the investment of $43,286 and recording a loss from deconsolidation of $43,286 in accordance with SFAS No. 160.

Effective May 5, 2009, our financial statements reflect our investment in FluoroPharma under the equity method of accounting. QuantRx’s estimated allocation of the net loss of $106,496 from the equity method investment in FluoroPharma for the period commencing May 5, 2009 through June 30, 2009 was not recorded, since the remaining investment in FluoroPharma had a carrying value of $0 as of the deconsolidation of FluoroPharma at May 5, 2009.

Net operating revenues for the three months ended June 30, 2009 and 2008 were $172,415 and $$161,088, respectively. Net operating revenues for the six months ended June 30, 2009 and 2008 were $331,902 and $253,260, respectively. The increase in revenues of $11,327 and 78,642 is due primarily to an increase in licensing income, offset by a decrease in development revenue.

General and administrative expense for the three months ended June 30, 2009 and 2008 were $326,347 and $801,685, respectively, and for the six months ended June 30, 2009 and 2008, was $861,079 and $1,485,329, respectively The decrease of $475,338 ($245,349 related to QuantRx) and $624,250 ($254,606 related to QuantRx) is due primarily to a decrease in personnel related expenses of $194,618 and $113,599, cost containment efforts, particularly in travel and related expenses, and the absence of our former subsidiary’s results in our 2009 accounts (see above).

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Professional fees for the three months ended June 30, 2009 and 2008, were $40,141 and $235,658, respectively, and for the six months ended June 30, 2009 and 2008, were $89,168 and $558,726, respectively.  Professional fees include the costs of legal, consulting and auditing services provided to us. The decrease of $195,517 ($105,636 related to QuantRx) and $469,558 ($330,339 related to QuantRx) is primarily due to decreased legal fees, decreased FDA regulatory consulting, decreased investor and public relation consulting, as part of QuantRx’s overall cost containment efforts; as well as the absence of our former subsidiary’s results in our 2009 accounts (see above).

Research and development expense for the three months ended June 30, 2009 and 2008, was $126,465 and $752,477, respectively, and for the six months ended June 30, 2009 and 2008, was $284,277 and $1,229,489, respectively. The decrease of $626,012 ($139,104 related to QuantRx) and $945,212 ($237,057 related to QuantRx) is due primarily to a decrease in contract development fees, decreased personnel and related expenses, and decreased materials and supplies expenses,   as part of QuantRx’s overall cost containment efforts; as well as the absence of our former subsidiary’s results in our 2009 accounts (see above).

The Company’s net loss for the three months ended June 30, 2009 and 2008 was $750,905 and $2,141,487, respectively, and for the six months ended June 30, 2009 and 2008, was $1,891,032 and $4,158,728, respectively. The decreased net loss of $1,390,582 ($544,955 related to QuantRx) for the three months ended June 30, 2009 and 2008, is primarily due to the implementation of the cost containment efforts described above; as well as the deconsolidation of our former subsidiary (see above).  The decreased net loss of $2,267,696 ($985,137 related to QuantRx) for the six months ended June 30, 2009 and 2008, is primarily due to the $439,445 loss on extinguishment of convertible notes in the first quarter of 2008 and the implementation of the cost containment efforts described above; as well as the deconsolidation of our former subsidiary (see above).

Liquidity and Capital Resources

As of June 30, 2009, QuantRx had cash and cash equivalents of $285,374, as compared to cash and cash equivalents of $66,226 as of December 31, 2008. The net increase in cash of $219,148 for the six months ended June 30, 2009, is primarily attributed to $1,025,000 in net proceeds from the issuance of  promissory notes in the six months ended June 30, 2009 (see Note 10 to the financial statements), offset by net cash used for operating activities of $595,908. In addition, QuantRx has invested $125,000 in deposits for an asset acquisition in the six months ended June 30, 2009. QuantRx has used its financing proceeds as well as its revenues to fund current operating expenses and investments intended to strategically expand our platforms and technologies.

The Company has not generated sufficient revenues from operations to meet its operating expenses. For this reason, the Company has historically financed its operations primarily through issuances of equity and the proceeds of debt instruments. In the past, the Company has also provided for its cash needs by issuing common stock, options and warrants for certain operating costs, including consulting and professional fees.

While the Company has formed a strategic joint venture to alleviate the funding requirements for the development and commercialization of its lateral flow based products and has settled its outstanding short-term promissory notes in full, management believes that given the current economic environment and the continuing need to strengthen the Company’s cash position, there is still doubt about our ability to continue as a going concern. We continue to actively pursue various funding options, including equity offerings and debt financing, to obtain additional funds to continue the development of our remaining products and bring them to commercial markets. The Company is currently negotiating several potential transactions; however, there can be no assurance that we will be successful in our efforts to raise additional capital.

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Management believes that the successful growth and operation of the Company’s business is dependent upon our ability to do any or all of the following:

•	obtain adequate sources of debt or equity financing to pay unfunded operating expenses and fund certain long-term business operations;

•	manage or control working capital requirements by reducing operating expenses; and

•	develop new and enhance existing relationships with product distributors and other points of distribution for the Company’s products;

There can be no assurance that the Company will be successful in achieving its long-term plans as set forth above, or that such plans, if consummated, will enable the Company to obtain profitable operations or continue in the long-term as a going concern.

Off-Balance Sheet Arrangements

As described above, on July 30, 2009, QuantRx formed a joint venture with NuRx Pharmaceuticals, Inc., whereby, pursuant to the terms of the LLC Agreement, each member will be required to make sustaining capital contributions from time to time as the Board of the joint venture determines is necessary.  The Company anticipates that the initial capital contribution to the joint venture will be sufficient to fund the planned operations of the joint venture through positive cash flow; however, should the Board of the joint venture determine that additional capital contributions are required, such sustaining capital contributions will be made by QuantRx and NuRx on an equal basis provided that QuantRx solely will be responsible for making a sustaining capital contribution with respect to the first $700,000 determined to be required by the Board of the joint venture.

We have not entered into any other transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Critical Accounting Policies

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin Topic 13 when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable and collection is probable. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a fee is based upon a variable such as acceptance by the customer, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company defers revenue and recognizes it when it becomes due and payable. Up-front engagement fees are recorded as deferred revenue and amortized to income on a straight-line basis over the term of the agreement, although the fee is due and payable at the time the agreement is signed or upon annual renewal. Payments related to substantive, performance-based milestones in an agreement are recognized as revenue upon the achievement of the milestones as specified in the underlying agreement when they represent the culmination of the earnings process.

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The Company assesses the probability of collection based on a number of factors, including past transaction history with the customer and the current financial condition of the customer. If the Company determines that collection of a fee is not reasonably assured, revenue is deferred until the time collection becomes reasonably assured. Significant management judgment and estimates must be made and used in connection with the revenue recognized in any accounting period. Material differences may result in the amount and timing of our revenue for any period if our management made different judgments or utilized different estimates.

The Company recognizes revenue from nonrefundable minimum royalty agreements from distributors or resellers upon delivery of product to the distributor or reseller, provided no significant obligations remain outstanding, the fee is fixed and determinable, and collection is probable. Once minimum royalties have been received, additional royalties are recognized as revenue when earned based on the distributor’s contractual reporting obligations. QuantRx is able to recognize minimum royalty payments on an accrual basis, as they are specified in the contract. However, since the Company cannot forecast product sales by licensees, royalty payments that are based on product sales by the licensees are not determinable until the licensee has completed their computation of the royalties due and/or remitted their cash payment to us. Should information on licensee product sales become available so as to enable QuantRx to recognize royalty revenue on an accrual basis, materially different revenues and results of operations could occur.

Our strategy includes entering into collaborative agreements with strategic partners for the development, commercialization and distribution of our product candidates. Such collaboration agreements may have multiple deliverables. We evaluate multiple deliverable arrangements pursuant to Emerging Issues Task Force (EITF) 00-21, “Revenue Arrangements with Multiple Deliverables.” Pursuant to EITF 00-21, in arrangements with multiple deliverables where we have continuing performance obligations, contract, milestone and license fees are recognized as revenue together with any up-front payments over the term of the arrangement as performance obligations are completed, unless the deliverable has stand-alone value and there is objective, reliable evidence of fair value of the undelivered element in the arrangement. In the case of an arrangement where it is determined there is a single unit of accounting, all cash flows from the arrangement are considered in the determination of all revenue to be recognized. Cash received in advance of revenue recognition is recorded as deferred revenue.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. The accounting policies discussed below are considered by management to be the most important to the Company’s financial condition and results of operations, and require management to make its most difficult and subjective judgments due to the inherent uncertainty associated with these matters. All significant estimates and assumptions are developed based on the best information available to us at the time made and are regularly reviewed and adjusted when necessary. We believe that our estimates and assumptions are reasonable under the circumstances; however, actual results may vary from these estimates and assumptions. Additional information on significant accounting principles is provided in Note 1 of the attached financial statements.

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Impairment of Assets

We assess the impairment of long-lived assets, including our other intangible assets, whenever events or changes in circumstances indicate that their carrying value may not be recoverable in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The determination of related estimated useful lives and whether or not these assets are impaired involves significant judgments, related primarily to the future profitability and/or future value of the assets. Changes in our strategic plan and/or market conditions could significantly impact these judgments and could require adjustments to recorded asset balances. We hold investments in companies having operations or technologies in areas which are within or adjacent to our strategic focus when acquired, all of which are privately held and whose values are difficult to determine. We record an investment impairment charge if we believe an investment has experienced a decline in value that is other than temporary. Future changes in our strategic direction, adverse changes in market conditions or poor operating results of underlying investments could result in losses or an inability to recover the carrying value of the investments that may not be reflected in an investment’s current carrying value, thereby possibly requiring an impairment charge in the future.

We performed annual impairment tests of our equity method goodwill in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, equity method goodwill is not amortized but is subject to impairment tests in accordance with Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock,” under which QuantRx would have recognized an impairment loss had there been a loss in the value of the equity method goodwill which was deemed to be other than a temporary decline.

In determining fair value of assets, QuantRx bases estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets that are not readily apparent from other sources. Actual fair value may differ from management estimates resulting in potential impairments causing material changes to certain assets and results of operations.

Share-based Payments

We grant options to purchase our common stock to our employees and directors under our stock option plan subject to the provisions of SFAS No. 123(R), “Share-Based Payments.”

We estimate the value of stock option awards on the date of grant using a Black-Scholes pricing model (Black-Scholes model). The determination of the fair value of share-based payment awards on the date of grant using the Black-Scholes model is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, our expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, and risk-free interest rate. If factors change and we employ different assumptions in the application of SFAS No. 123(R) in future periods, the compensation expense that we record under SFAS No. 123(R) may differ significantly from what we have recorded in the current period.

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We account for share-based compensation awards granted to non-employees in accordance with EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Under EITF 96-18, we determine the fair value of the share-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached or (2) the date at which the counterparty’s performance is complete.

Estimates of share-based compensation expenses are significant to our financial statements, but these expenses are based on option valuation models and will never result in the payment of cash by us.

The above listing is not intended to be a comprehensive list of all of our accounting policies. In most cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the U.S.

ITEM 4T. Controls and Procedures

(a)           Evaluation of Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in our SEC reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is communicated to our management including our Chief Executive Officer and Chief Financial Officer as appropriate. With the supervision and with the participation of our management, including the Chief Executive Officer and Chief Financial Officer, we have evaluated the effectiveness of our disclosure controls and procedures (as defined under Exchange Act Rules 13a-15(e) and 15(d)-15(e)), as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that these disclosure controls and procedures were effective as of June 30, 2009.

(b)           Changes in Internal Control over Financial Reporting

During the period covered by this Quarterly Report on Form 10-Q, there were no changes in our internal control over financial reporting that have materially affected, or are reasonably likely to affect, our internal control over financial reporting.

Given the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, will have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Further, the design of a control system must reflect the fact that there are resource constraints, and that the benefits of a control system must be considered relative to its cost. The design of any system of controls is also based in part on certain assumptions regarding the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

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PART II - OTHER INFORMATION

ITEM 1. Legal Proceedings.

As of the date hereof, the Company has no pending or threatened litigation.

ITEM 2. Unregistered Sales of Equity Securities, and Use of Proceeds

In the second quarter 2009, in connection with the issuance of $835,672 10% senior secured convertible promissory notes, the Company issued an aggregate 225,000 shares of common stock and warrants with a five year term to purchase 150,000 shares of common stock at an exercise price of $0.55. The notes were convertible into 1,671,344 shares of common stock, but have since been settled in full. See Note 15 to the Financial Statements, Subsequent Events, for additional details.

In the second quarter 2009, in connection with the issuance of $235,000 8% promissory notes, the Company issued an aggregate of 105,000 shares of common stock and warrants to purchase an aggregate of 130,000 shares of common stock with a five year term and an exercise price of $0.55.

In the second quarter of 2009, in connection with extensions of certain 2008 Promissory Notes, the Company issued warrants to purchase an aggregate of 80,500 shares of common stock with a five year term and an exercise price of $0.55.

In the second quarter of 2009, in connection with an extension of a 2008 Promissory Note, the Company issued 100,000 shares of common stock and warrants to purchase 100,000 shares of common stock with a five year term and an exercise price of $0.55.

At March 31, 2009 and June 30, 2009, the Company issued 10% senior secured convertible notes in the amount of $66,416 and $81,698, respectively, pursuant to certain holders’ elections to receive quarterly interest in the form of paid-in-kind notes. The notes were convertible into 296,228 shares of common stock, but have since been settled in full. See Note 15 to the Financial Statements, Subsequent Events, for additional details.

In the third quarter of 2009, the Company issued $80,000 8% Promissory Notes maturing July 31, 2009. In connection with these issuances, QuantRx issued 80,000 shares of common stock.

In the third quarter of 2009, warrants to purchase an aggregate of 550,000 shares of common stock were granted to certain executives. The warrants were issued with an exercise price of $0.50, have a term of five years and are vested with respect to 475,000 warrants, with the remaining 75,000 warrants vesting with the successful completion of a development milestone.

In the third quarter of 2009, an aggregate of 500,000 non-qualified common stock options were granted and issued from the Company’s 2007 Incentive and Non-Qualified Stock Option Plan to executives in accordance with employment agreements executed July 30, 2009. The options were issued with an exercise price of $0.50, have a term of five years, and are vested with respect to 375,000 options, with the remaining 125,000 options vesting with the successful completion of development milestones.

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There were no additional sales of unregistered securities other than as reported in prior reports on Forms 10-K, 10-Q or 8-K.

The issuances of the above securities were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act, as transactions by an issuer not involving a public offering.

ITEM 3. Defaults Upon Senior Securities

None.

ITEM 4. Submission of Matters to a Vote of Security Holders

None.

ITEM 5. Other Information

None.

ITEM 6. Exhibits

Exhibit	Description
31.1	Certification of Chief Executive Officer required under Rule 13a-14(a) or Rule 15d-14(a) of the Securities and Exchange Act of 1934, as amended.

31.2	Certification of Chief Financial Officer required under Rule 13a-14(a) or Rule 15d-14(a) of the Securities and Exchange Act of 1934, as amended.

32.1*	Certification of Chief Executive Officer required under Rule 13a-14(a) or Rule 15d-14(a) of the Securities and Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350.

32.2*	Certification of Chief Financial Officer required under Rule 13a-14(a) or Rule 15d-14(a) of the Securities and Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350.

*The certifications attached as Exhibits 32.1 and 32.2 accompany this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by QuantRx Biomedical Corporation for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QuantRx Biomedical Corporation

Date: August 14, 2009	By:	/s/ Walter Witoshkin
Walter Witoshkin
Chairman & CEO

Date: August 14, 2009	By:	/s/ Sasha Afanassiev
Sasha Afanassiev
CFO, Treasurer & VP of Finance

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 EXHIBIT 31.1

CERTIFICATIONS

I, Walter Witoshkin, certify that:

1. I have reviewed this Form 10-Q of QuantRx Biomedical Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

 5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 14, 2009

/s/ Walter Witoshkin
Walter Witoshkin
Chairman & CEO

EXHIBIT 31.2

CERTIFICATIONS

I, Sasha Afanassiev, certify that:

1. I have reviewed this Form 10-Q of QuantRx Biomedical Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those       entities, particularly during the period in which this report is being prepared;

(b)  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

 5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 14, 2009

/s/ Sasha Afanassiev
Sasha Afanassiev
CFO, Treasurer & VP of Finance

EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of QuantRx Biomedical Corporation (the "Company") on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Walter Witoshkin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Walter Witoshkin
Walter Witoshkin
Chairman & CEO

Date: August 14, 2009

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of QuantRx Biomedical Corporation (the "Company") on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sasha Afanassiev, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sasha Afanassiev
Sasha Afanassiev
CFO, Treasurer & VP of Finance

Date: August 14, 2009

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 30, 2009

QuantRx Biomedical Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania	18901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (267) 880-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the Current Report on Form 8-K that was originally filed by QuantRx Biomedical Corporation, a Nevada corporation (the “Company”), with the Securities and Exchange Commission on August 5, 2009 (the “Original Filing”), is filed solely to correct one typographical error:  The Original Filing incorrectly indicated in Item 3.02 that, in connection with the transactions described therein, the Company issued 4,591,240 shares of Series A-1 Convertible Preferred Stock, par value $0.01 per share, when the Company in fact only issued 4,060,397 shares of Series A-1 Convertible Preferred Stock.

Item 3.02. Unregistered Sales of Equity Securities

The second sentence of Item 3.02 is hereby amended and restated to read as follows:

“On August 4, 2009, the Company issued 4,060,397 shares of Series A-1 convertible preferred stock, par value $0.01 per share (“Series A-1 Preferred Stock”) to the holders of the Company’s promissory notes in exchange for the cancellation of the notes and the releases tendered in the Exchange Letters, in reliance upon the exemption from registration in Section 4(2) of the Securities Act of 1933 (the “Securities Act”).”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION

Date: August 14, 2009	By:	/s/ Walter Witoshkin
Walter Witoshkin
Chairman and Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 30, 2009

QuantRx Biomedical Corporation

(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania	18901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (267) 880-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

PRIA Asset Purchase Agreement

On July 30, 2009, QuantRx Biomedical Corporation, a Nevada corporation (“QuantRx” or the “Company”), entered into and closed an asset purchase agreement (the “Asset Purchase Agreement”) with PRIA Diagnostics, LLC, a Delaware limited liability company (“PRIA”), pursuant to which PRIA agreed to sell to QuantRx certain of PRIA’s patents, trademarks, other intellectual property assets and certain fixed assets.  The aggregate purchase price for such assets is equal to $725,000, comprised of cash and shares of QuantRx’s common stock, par value $0.01 (the “Common Stock”).

Under the Asset Purchase Agreement, QuantRx is required to make additional contingent payments, in the form of cash and Common Stock, upon the occurrence of certain milestone events.  Such cash milestone payments will be made by QN Diagnostics, LLC (“QN Diagnostics”), a newly formed Delaware limited liability company that was formed as a joint venture between QuantRx and NuRx Pharmaceuticals, Inc., a Nevada corporation (“NuRx”), which is described  in more detail below.  In addition, QN Diagnostics is required to pay royalties to PRIA on a quarterly basis upon the commercialization of a product utilizing the acquired technologies for five years from the initial sales date of the first such product sold.  QuantRx also agreed under the Asset Purchase Agreement to offer to PRIA the first opportunity to manufacture certain products utilizing the acquired technologies before entering into any agreement or arrangement with a third party to manufacture such products.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in their entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto.

QN Diagnostics, LLC Limited Liability Company Agreement

On July 30, 2009, QuantRx also entered into a Contribution Agreement (the “Contribution Agreement”) with NuRx.  Pursuant to the Contribution Agreement, QuantRx contributed certain intellectual property, including the assets purchased from PRIA under the Asset Purchase Agreement, and other assets related to its lateral flow strip technology and related lateral flow strip readers into QN Diangnostics, a newly formed Delaware limited liability company that was formed as a joint venture between NuRx and QuantRx (the “Joint Venture”).

QuantRx and NuRx have also entered into a Limited Liability Company Agreement to govern the Joint Venture, dated July 30, 2009 (the “LLC Agreement”).  Under the terms of the LLC Agreement, NuRx contributed $5,000,000 in cash to the Joint Venture.  Following the respective contributions by NuRx and QuantRx to the Joint Venture, NuRx and QuantRx will each own a 50% interest in the Joint Venture.  The purpose of the Joint Venture will be to research, develop and commercialize products incorporating the lateral flow strip technology and related lateral flow strip readers (the “Lateral Flow Products”).

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Under the terms of the LLC Agreement, upon the consummation of the transactions contemplated by the Contribution Agreement, the Joint Venture will make a $2,000,000 cash distribution to QuantRx.  In addition, subject to certain exceptions, NuRx, at its sole election, will be entitled to a distribution of up to $1,500,000 from the Joint Venture (the “NuRx Distribution”) which must be repaid by NuRx within thirty days after the Joint Venture meets certain milestone events.

The LLC Agreement also provides for the management and governance of the Joint Venture.  Pursuant to the LLC Agreement, the Joint Venture will be managed by a board of directors (the “JV Board”) initially consisting of two QuantRx designees, two NuRx designees and an independent designee mutually selected by QuantRx and NuRx.  Subject to certain exceptions, JV Board decisions will be made by majority vote, provided that NuRx and QuantRx will have veto rights with respect to certain matters.

Pursuant to the LLC Agreement, each member will also be required to make sustaining capital contributions from time to time as the JV Board determines is necessary.   Sustaining capital contributions will be made by QuantRx and NuRx on an equal basis, provided however that QuantRx solely will be responsible for making a sustaining capital contribution with respect to the first $700,000 determined to be required by the JV Board, and thereafter, NuRx solely will be responsible for making a sustaining capital contribution to the extent of any unpaid amount of the NuRx Distribution.

QuantRx and the Joint Venture have also entered into a Development and Services Agreement on July 30, 2009, pursuant to which the Joint Venture has agreed to pay a monthly fee to QuantRx in exchange for QuantRx providing all services, equipment and facilities related to the research, development, regulatory approval and commercialization of the Lateral Flow Products.  The initial monthly fee to be paid to QuantRx will be $250,000, subject to adjustment based on the mutual agreement of the Joint Venture and QuantRx.  If the Joint Venture fails to reach certain milestone events, the Joint Venture will no longer be obligated to make the monthly payments.  All work product performed under the Development and Services Agreement will be the sole property of the Joint Venture.

Each of QuantRx and NuRx have also agreed not to compete with the Joint Venture with respect to the research, development and commercialization of Lateral Flow Products until (i) the earlier of the expiration of the LLC Agreement or (ii) the date on which the Joint Venture ceases to carry on the research, development and commercialization of Lateral Flow Products.

In connection with the transactions described herein, NuRx received two warrants to purchase 2,000,000 shares of QuantRx’s Common Stock, or an aggregate of 4,000,000 shares of QuantRx’s Common Stock.  The warrants have a net issuance feature and expire on July 30, 2014.  The warrants have an exercise price of $0.50 and $1.25, respectively.

The foregoing descriptions of the Contribution Agreement, the Development and Services Agreement and the LLC Agreement do not purport to be complete and are qualified in their entirety by reference to the Contribution Agreement, which is filed as Exhibit 2.1 hereto, the Development and Services Agreement, which is filed as Exhibit 10.2 hereto, and the LLC Agreement, which is filed as Exhibit 10.3 hereto.

3

Warrant

In consideration for NuRx’s entry into the joint venture and upfront funding thereof, QuantRx issued to NuRx a warrant exercisable for 2,000,000 shares of QuantRx’s Common Stock at a per share exercise price of $0.50 and a warrant exercisable for 2,000,000 shares of QuantRx’s Common Stock at a per share exercise price of $1.25.  The warrants have a five-year term and provide for cashless exercise and customary anti-dilution protection.

The foregoing description of the Warrants do not purport to be complete and are qualified in their entirety by reference to the Warrants, which are filed as Exhibits 10.6 and 10.7 hereto.

Exchange Letters

In connection with QuantRx’s obligation under the Contribution Agreement to deliver its assets to QN Diagnostics free and clear of any encumbrances, QuantRx entered into letter agreements (the “Exchange Letters”) with all of its noteholders to cancel all of its outstanding notes, including its 8% senior secured promissory bridge notes and its 10% senior secured convertible promissory notes, and effect the full settlement of all of such notes and the release of all security interests granted in QauntRx’s assets in connection therewith.  In connection with the noteholders’ cancellation of their notes and the release of the liens in favor of such noteholders on QuantRx’s intellectual property being contributed to the joint venture, such noteholders received either cash in an amount equal to the outstanding principal and interest accrued thereunder, shares of QuantRx’s newly created Series A-1 Convertible Preferred Stock, or a combination of both.  The Exchange Letters also provide for the cancellation of the related loan documents and releases of any and all claims against QuantRx relating to the notes.

Employment Agreements

As part of the transactions with NuRx, QuantRx entered into employment agreements with Walter Witoshkin, Sasha Afanassiev and William Fleming to retain each of them as Chief Executive Officer, Chief Financial Officer and Chief Science Officer (such Chief Executive Officer, Chief Financial Officer  and Chief Science Officer, collectively being the “Executives”), respectively.  The term of each of the employment agreements is three years from the date of the agreement, and each agreement is renewed automatically for additional one year term , unless either party to the employment agreement gives a no less than 90 day written notice to the other party.  QuantRx can terminate the Executives’ employment at any time with or without “cause,” as defined in the employment agreements.  Executives can terminate the employment with or without “good reason,” also as defined in the employment agreements, or if there is a change of control.  Each of the employment agreements contains a change of control provision, where it provides that if there is a change of control and within three months before or 12 months thereafter QuantRx terminates the Executive for any reason other than Cause or the death or disability of the Executive or the Executive terminates his employment for good reason, the Executive is entitled to a lump sum cash payment equal to two times the Executive’s then current base salary and the bonus amount.  If QuantRx terminates an Executive’s employment without cause or an Executive terminates his employment for good reason or an Executive’s employment is terminated because of a permanent disability or death, then QuantRx will pay 12 months salary as severance within 30 days of such termination.  In addition, during the term of the employment, if QuantRx sells all or substantially all of the shares of its capital stock or its assets or performs a material acquisition of the capital stock or assets of another entity, QuantRx will pay a completion bonus to the Executives.

4

The foregoing descriptions of the Employment Agreements with Walter Witoshkin, Sasha Afanassiev, and William Fleming do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement with Walter Witoshkin, which is filed as Exhibit 10.8 hereto, the Employment Agreement with Sasha Afanassiev, which is filed as Exhibit 10.9 hereto, and the Employment Agreement with William Fleming, which is filed as Exhibit 10.10 hereto.

Item 1.02	Termination of a Material Definitive Agreement

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 1.02.

In conjunction with the cancellation of all of QuantRx’s outstanding notes, including its 8% senior secured promissory bridge notes and its 10% senior secured convertible promissory notes, as described in Item 1.01 above, other attendant principal agreements comprising the respective loans were terminated effective July 30, 2009.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.01.

Evan Levine, a director of NuRx and the beneficial owner of approximately 4.6% of the outstanding shares of common stock of NuRx, is also a former director of QuantRx and the beneficial owner of approximately 7.4% of the outstanding shares of common stock of QuantRx (such percentages determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934).  The nature of Mr. Levine’s relationships with both companies was fully disclosed to the board of directors of QuantRx prior to entering into the transactions described herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described above, pursuant to the terms of the LLC Agreement, each member will be required to make sustaining capital contributions from time to time as the JV Board determines is necessary.  Sustaining capital contributions will be made by QuantRx and  NuRx on an equal basis, provided however that QuantRx solely will be responsible for making a sustaining capital contribution with respect to the first $700,000 determined to be required by the JV Board, and thereafter, NuRx solely will be responsible for making a sustaining capital contribution to the extent of any unpaid amount of the NuRx Distribution.

5

Item 3.02.	Unregistered Sales of Equity Securities

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 3.02.

On August 4, 2009, the Company issued 4,591,240 shares of Series A-1 convertible preferred stock, par value $0.01 per share (“Series A-1 Preferred Stock”) to the holders of the Company’s promissory notes in exchange for the cancellation of the notes and the releases tendered in the Exchange Letters, in reliance upon the exemption from registration in Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  A copy of the certificate of designations for the Series A-1 Preferred Stock is filed as Exhibit 3.1 hereto and incorporated herein by reference.

QuantRx offered and sold the Series A-1 Convertible Preferred Stock and the Common Stock warrants, and shares of Common Stock underlying such securities described in Item 1.01 of this Form 8-K, in a private placement. Each of PRIA, NuRx and the noteholders is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.  The private placements were effected without registration under the Securities Act in reliance upon the exemption provided by Rule 506 and/or Section 4(2) thereunder.  No form of general solicitation or general advertising was made in connection with the offer or sale of these securities.  The filing of this report shall not constitute an offer to sell, or a solicitation of an offer to buy, any of QuantRx’s securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 5.02.

As described above, as part of the transactions with NuRx, QuantRx entered into employment agreements with Walter Witoshkin, Sasha Afanassiev and William Fleming to retain Mr. Witoshkin as President and Chief Executive Officer of the Company, Mr. Afanassiev as Chief Financial Officer of the Company and Mr. Fleming as a Chief Science Officer of the Company.  Mr. Witoshkin will receive an annual salary in the amount of $288,000, less statutory deductions and applicable withholdings, and stock options under the Company’s 2007 Incentive Stock Plan to purchase no less than 250,000 shares of the Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the grant, which will be exercisable for 5 years from the date thereof and vested as of the date thereof.  Mr. Afanassiev will receive an annual salary in the amount of $180,000, less statutory deductions and applicable withholdings, and stock options under the Company’s 2007 Incentive Stock Plan to purchase no less than 125,000 shares of the Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the grant, which will be exercisable for 5 years from the date thereof and vested as of the date thereof.  Mr. Fleming will receive an annual salary in the amount of $168,000, less statutory deductions and applicable withholdings, and stock options under the Company’s 2007 Incentive Stock Plan to purchase no less than 125,000 shares of the Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the grant, which will be exercisable for 5 years from the date thereof and vest upon the successful achievement of the milestones as defined in the LLC Agreement.

6

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

The applicable information contained in Item 3.02 of this Form 8-K is incorporated by reference in response to this Item 5.03.

Effective August 3, 2009, QuantRx filed a Certificate of Designation of the Relative Rights and Preferences of the Series A-1 Convertible Preferred Stock of the Company (the “Certificate of Designation”) with the Secretary of State of the State of Nevada.  The Company’s Board of Directors approved the Certificate of Designation and authorized its filing at a meeting held on July 24, 2009.  A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

The Certificate of Designation provides for the issuance of up to 10,000,000 shares of Series A-1 Convertible Preferred Stock.  The Series A-1 Preferred Stock shall rank prior to the Common Stock for purposes of liquidation preference, and to all other classes and series of equity securities of the Company that by their terms do not rank senior to the Series A-1 preferred stock.

Holders of the Series A-1 Preferred Stock shares shall be entitled to receive, when, as and if declared by the Board of Directors, preferential dividends which shall accrue at the rate of 8% per annum to be paid at the option of the Company, either in cash or by the issuance of additional shares of Series A-1 Preferred Stock.

The Company may, at its option, redeem shares of the Series A-1 Preferred Stock, in whole or in part, out of funds legally available therefor, by action of the Board of Directors, at any time after the issuance of such Series A-1 Preferred Stock, at a redemption price equal to the Face Amount plus all accrued and unpaid dividends on such Series A-1 Preferred Stock.

At any time on or after the Issuance Date, the Series A-1 Preferred Stock may be converted into a number of fully paid and nonassessable shares of Common Stock at a conversion rate of two-to-one (2:1); two shares of Common Stock for each one share of Series A-1 Preferred Stock.

Except with respect to transactions upon which the Series A-1 Preferred Stock shall be entitled to vote separately as a class, the Series A-1 Preferred Stock shall have no voting rights.  The Common Stock into which the Series A-1 Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

7

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	2.1	Contribution Agreement, dated July 30, 2009, by and among QuantRx, QN Diagnostics, LLC and NuRx.*

	3.1	Certificate of Designation for Series A-1 Preferred Stock.

	10.1	Asset Purchase Agreement, dated July 30, 2009, by and between QuantRx and PRIA.

	10.2	Development and Services Agreement, dated July 30, 2009, by and between QuantRx and QN Diagnostics, LLC.*

	10.3	LLC Agreement, dated July 30, 2009, by and between QuantRx and NuRx.

	10.4	Warrant to Purchase 2,000,000 Shares of Common Stock of QuantRx, dated July 30, 2009, issued by QuantRx in favor of NuRx.

	10.5	Warrant to Purchase 2,000,000 Shares of Common Stock of QuantRx, dated July 30, 2009, issued by QuantRx in favor of NuRx.

	10.6	Employment Agreement, dated July 30, 2009, by and between QuantRx and Walter Witoshkin.

	10.7	Employment Agreement, dated July 30, 2009, by and between QuantRx and Sasha Afanassiev.

	10.8	Employment Agreement, dated July 30, 2009, by and between QuantRx and William Fleming.

* Certain exhibits and schedules are omitted but will be furnished to the Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION

Date: August 5, 2009	By:	/s/ Walter Witoshkin
Walter Witoshkin
Chairman and Chief Executive Officer

8

EXHIBIT INDEX

Exhibit No.	Description

2.1	Contribution Agreement, dated July 30, 2009, by and among QuantRx, QN Diagnostics, LLC and NuRx.

3.1	Certificate of Designation for Series A-1 Preferred Stock.

10.1	Asset Purchase Agreement, dated July 30, 2009, by and between QuantRx and PRIA.

10.2	Development and Services Agreement, dated July 30, 2009, by and between QuantRx and QN Diagnostics, LLC.

10.3	LLC Agreement, dated July 30, 2009, by and between QuantRx and NuRx.

10.4	Warrant to Purchase 2,00,000 Shares of Common Stock of QuantRx, dated July 30, 2009, issued by QuantRx in favor of NuRx.

10.5	Warrant to Purchase 2,000,000 Shares of Common Stock of QuantRx, dated July 30, 2009, issued by QuantRx in favor of NuRx.

10.6	Employment Agreement, dated July 30, 2009, by and between QuantRx and Walter Witoshkin.

10.7	Employment Agreement, dated July 30, 2009, by and between QuantRx and Sasha Afanassiev.

10.8	Employment Agreement, dated July 30, 2009, by and between QuantRx and William Fleming.

9

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of _________ ___, 2009, by and between QuantRx Biomedical Corporation, a Nevada corporation (the “Company”), and Walter Witoshkin (the “Executive”).

WITNESSETH:

WHEREAS, the Company is engaged in the research, development, acquisition and commercialization of medical diagnostic products (the “Business”);

WHEREAS, the Executive has certain experiences relating to the Business; and

WHEREAS, the Company desires to retain the services of the Executive as Chief Executive Officer (“CEO”);

WHEREAS, the Company and the Executive desire to enter into this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Nature of Employment.

(a)          The Company hereby engages the Executive as a full-time employee to hold the office of CEO for the Initial Term and any Renewal Term (as defined herein) (collectively the “Employment Period”), and the Executive accepts such employment, on the terms and conditions set forth in this Agreement.  Throughout the Employment Period, subject to the direction of the Board of Directors of the Company (the “Board”), the Executive shall perform and discharge well and faithfully the duties that may be assigned to him from time-to-time by the Board in connection with the conduct of the Business.

(b)          Throughout the Employment Period, the Executive will:  (i) devote his full employment energies, interests, abilities and time to the performance of his duties and shall not render to others any material service of any kind for compensation, unless the Executive receives written consent of the Board; (ii) not engage in any business activities that are directly or indirectly competitive with any business conducted by the Company or any of its subsidiaries or affiliates; (iii) observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time-to-time by the Board, including but not limited to, the standard policies and procedures of the Company as in effect from time-to-time and (iv) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities.

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(c)          The Executive acknowledges that Sections 5, 6 and 7 of this Agreement contain non-competition and non-disclosure of proprietary information provisions, and the Executive agrees to comply with these provisions.  The Executive understands that entering into and complying with these provisions is a condition to the Executive’s continued employment with the Company and that failure to comply with the terms and conditions of these provisions may result in termination for “Cause” (as defined below) under this Agreement.

2.           Term and Termination of Employment.

(a)          Term.  Subject to prior termination in accordance with this Section 2, the term of this Agreement and the Executive’s employment hereunder shall be for a term of three (3) years commencing on the date of this Agreement (“Initial Term”); and following such Initial Term, this Agreement shall thereafter automatically renew for an additional term of one (1) year (“Renewal Term”), unless either party gives written notice of termination to the other party not less than ninety (90) days prior to the end of any term (in which event this Agreement shall terminate effective as of the close of such Initial Term or Renewal Term).  Each twelve-month period beginning on the date hereof or any anniversary thereof is referred to in this Agreement as a “Year”.

(b)          By Company With Cause.

(1)           During the Employment Period, the Company may terminate Executive’s employment at any time for Cause.

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(2)           As used herein, the term “Cause” shall mean and be limited to:  (i) any willful and material breach of this Agreement by the Executive; (ii) any willful or gross neglect by the Executive of his duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Executive in connection with the performance of his duties and responsibilities hereunder; (iv) the Executive being legally intoxicated or under the influence of illegal or illegally obtained drugs during business hours or while on call, or being habitually drunk or addicted to drugs (provided that this shall not restrict the Executive from taking physician-prescribed medication in accordance with the applicable prescription); (v) the commission by the Executive of any felony or crime of moral turpitude; (vi) any action by the Executive which may materially impair or damage the reputation of the Company; (vii)  insubordinate disregard of any lawful direction given to the Executive by the Board; or (viii) repeated failure or refusal to comply with the Company’s policies and procedures.

(c)          By Company Without Cause or by Executive with Good Reason.

(1)           During the Employment Period, the Company may terminate Executive’s employment at any time without Cause.

(2)           The Executive’s employment may be terminated by the Executive for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean, in the absence of written consent of the Executive:

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(i)           the assignment to the Executive of any duties materially inconsistent with the Executive’s duties and responsibilities, or any other material action by the Company that is materially inconsistent with or materially reduces such duties or responsibilities; or

(ii)          notice in writing to the Executive of his/her relocation, without the Executive’s consent, to a place of business more than 50 miles from his/her location as of the date hereof;

(iii)         a breach by the Company of any of its material agreements contained herein and the continuation of such breach for fifteen (15) business days after notice thereof is given to the Company; or

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(iv)        a “Change of Control” (as defined herein); Executive may terminate this Agreement for Good Reason or if there is a “Change of Control.”  A “Change of Control” shall mean the occurrence of any of the following; (a) the sale, transfer, conveyance or other disposition in one or a series of related transactions, or all or substantially all of the assets of the Company to any entity, person, or group; (b) any entity, person, or group that becomes, directly or indirectly, the owner of more than forty percent (40%) of the voting stock of the Company by way of merger, consolidation, or otherwise; (c) the present directors of the Company cease for any reason to constitute the majority of the Board. (d) If, during the Term, there should be a Change of Control (as defined herein), and within 3 months before or 12 months thereafter either (i) Executive’s  employment is terminated by the Company for any reason other than Cause or the death or disability of Executive or (ii) Executive terminates his employment for Good Reason, then Company shall, on or before Executive’s last day of full-time employment hereunder, pay to Executive, in lieu of any other rights to cash compensation he may have under this Agreement which have not accrued by such date, a lump sum cash payment equal to two times (x) Executive’s then current Base Salary and (y) the Bonus Amount. Notwithstanding the foregoing, Company shall not be obligated to make any payments under this Section 2 unless Executive has executed and delivered to Company a further agreement, to be prepared at the time of Executive’s termination of employment, that shall provide (i) an unconditional release of all claims, charges, complaints and grievances, whether known or unknown to Executive, against Company or any of its affiliates, through date of Executive’s termination of employment; (ii) an obligation to maintain the confidentiality of such agreement; and (iii) an obligation to indemnify Company if Executive breaches such agreement. (e) It is the intention of the parties that the payments under this Section 2 shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. Accordingly, notwithstanding anything in this Section 2 to the contrary, if any of the amounts otherwise payable under this Section would constitute “excess parachute payments,” or if the independent accountants acting as auditors for Company on the date of the Change in Control determine that such payments may constitute “excess parachute payments,” then the amounts otherwise payable under this Section 2 shall be reduced to the maximum amounts that may be paid without any such payments constituting, or potentially constituting, “excess parachute payments.” (f) Following any termination of Executive’s employment under this Section 4.5 after a Change in Control, Executive shall be entitled to continue to receive for the remainder of the then-current Term, but not less than 12 months, medical benefits coverage for Executive and Executive’s spouse and dependents (if any) at the Company’s expense if and to the extent Company was paying for such benefits at the time of such termination. (g) Upon making the payment described in this Section 2, Company shall have no further obligation to Executive under this Agreement.

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Notwithstanding the foregoing, the Executive shall not be considered to have Good Reason to terminate this Agreement unless and until he gives the Company written notice of the circumstances constituting Good Reason with respect to subsections (i)-(ii) and the Company fails to have cured such circumstances within fifteen (15) business days of receipt of such notice.

(d)          By Executive Without Good Reason.

(1)           At any time during the Employment Period, Executive may resign employment by giving thirty (30) days prior notice of termination to Company.

(2)           In the event Executive voluntarily terminates his employment without Good Reason at any time during the Employment Period, Executive shall only be entitled to unpaid Salary and Fringe Benefits, as defined in Section 3 hereof, through the date of termination of employment.

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(e)           Termination of Employment by Reason of Death.  If Executive shall die during the Employment Period, this Agreement shall terminate automatically as of the date of death, and Company shall pay to the Executive’s estate the amounts set forth under Section 2(g) hereof, including those amounts under Section 3 hereof which would otherwise be payable to Executive up to the end of the month in which death occurs, and, to the extent applicable, any insurance or insurance proceeds, vested death benefits, compensation for accrued vacation or leave time.

(f)           Termination of Employment by Reason of Disability.  As used herein, the term “permanent disability” shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents or may reasonably be expected to prevent the Executive from continuing for the performance of his normal duties and responsibilities hereunder for a period in excess of six (6) consecutive months.  For purposes of determining whether a “permanent disability” has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Executive) shall be conclusive.

(g)          Severance.  In the event the Company terminates Executive’s employment without Cause, or Executive terminates his employment for Good Reason, or Executive’s employment is ended because of a permanent disability or death, then, subject to the execution of a general release of claims in favor of the Company, Executive or Executive’s estate will receive an amount equal to twelve (12) months Salary as severance within thirty (30) days of the date of such termination (or such later date as may be necessary to avoid any adverse tax consequences under Section 409(A) of the Internal Revenue Code) and any and all compensation and benefits under Section 3 hereof, which would otherwise be payable to Executive as of the effective date of termination.

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(h)          Significant Acquisition/Divestiture.  If during the Employment Period, the Company sells, or causes a sale of, (i) all or substantially all of the shares of its capital stock or the capital stock of any of its affiliates, (ii) all or substantially all of its assets or the assets of any of its affiliates or (iii) performs a material acquisition of the capital stock or assets of any entity and such acquisition is material the Company (the events specified in (i), (ii) and (iii) being a “Significant Acquisition/Divestiture”), Executive or Executive’s estate will receive an amount equal to the greater of (A)(1) the product of any per share consideration to be received by the stockholders, whether as a dividend, distribution or otherwise, of the Company in connection with such Significant Acquisition/Divestiture multiplied by (2) the number of shares of the Company’s common stock held by Executive on a filly-diluted, as converted basis (that is, assuming the exercise of all options or warrants to purchase, or the conversion of all securities convertible into, common stock of the Company, in each case then held by Executive) and (B) one (1) year’s Salary, as a completion bonus within thirty (30) days of the date of the consummation of such acquisition or sale (or such later date as may be necessary to avoid any adverse tax consequences under Section 409(A) of the Internal Revenue Code).

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3.           Compensation and Benefits.

(a)           Salary.  Executive shall receive an annual salary (“Salary”) in the amount of $288,000, less statutory deductions and applicable withholdings, which shall be payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time-to-time, and shall be subject to required tax and payroll withholdings.  The Salary may be increased from time-to-time as the Board, upon recommendation of the Board’s Compensation Committee (the “Compensation Committee”), determines.

(b)           Bonus.  In addition to the Salary, the Executive shall receive a calendar year end bonus and/or other incentive compensation equal in value to not less than 25% and not more than 100% of the Salary (such percentage within the 25% - 100% range to be determined by the Board, based upon the recommendation of the Compensation Committee).

(c)           Fringe Benefits.  The Company shall also make available to the Executive, throughout the period of his employment hereunder, such benefits and perquisites as are generally provided by the Company to its executives at the Executive’s level of responsibility; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy.

(d)           Expenses.  The Company shall reimburse the Executive, upon presentment by the Executive to the Company of appropriate receipts, vouchers or other supporting documentation therefor, for any reasonable out-of-pocket business expenses incurred by the Executive in connection with the performance of his duties and responsibilities hereunder, in accordance with the Company’s standard policies and procedures in effect from time-to-time.

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(e)          Equity Compensation.  As an incentive for Executive to make the agreements contained in this Agreement, upon execution of this Agreement, Executive shall receive stock options under the Company’s 2007 Incentive Stock Plan (the “Plan Options”), that do not qualify as incentive stock options, to purchase not less than 250,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, which shall be exercisable for five (5) years from the date hereof.  The Plan Options shall be immediately vested as of the date hereof.  The Plan Options shall contain cashless exercise provisions permitting payment of any portion of the exercise price by surrendering Plan Options and/or shares of the Company’s common stock to the Company and shall be governed by the provisions of a stock option agreement substantially in the same form as the Company uses for non-qualified grants to its other senior executives with such modifications as are appropriate to incorporate the terms of this section 3(e) and to delete any provisions that are inconsistent with such terms.

4.           Vacation, Personal Days and Sick Days.

The Executive will be entitled to holidays, personal days and sick days in accordance with the Company’s standard policies and procedures in effect from time-to-time.  The Executive will also be entitled to four (4) weeks of paid vacation.

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5.           Nondisclosure of Confidential and Proprietary Information.

(a)           The Executive acknowledges that during the term of the Employment Period, Executive will have access to and possession of trade secret, confidential information, and proprietary information (collectively, as defined more extensively below, “Confidential Information”) of the Company, its subsidiaries, and affiliates and their respective customers.  The Executive recognizes and acknowledges that this Confidential Information is valuable, special, and unique to the Company’s business, and that access to and knowledge thereof are essential to the performance of the Executive’s duties to the Company.  During the Employment Period and thereafter, Executive will keep secret and will not use or disclose to any person or entity other than the Company, in any fashion or for any purpose whatsoever, any Confidential Information relating to the Company, its subsidiaries, affiliates, or its customers, except at the request or the Company.

(b)           The term “Confidential Information” means confidential data and confidential information relating to the business of the Company, its subsidiaries, and affiliates and their respective customers, that is or has been disclosed to Executive or of which Executive became aware as a consequence of or through Executive’s employment with the Company and that has value to the Company and is not generally known to the competitors of the Company and includes but is not limited to information written, in digital form, in graphic form, electronically stored, orally transmitted or memorized concerning the Company’s business or operations plans, strategies, portfolio, prospects or objectives, structure, products, product development, technology, distribution, sales, services, support and marketing plans, practices, and operations; research and development, financial records and information, and customer lists.

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(c)           The Executive further recognizes that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Employment Period and thereafter, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with work for the Company, Third Party Information unless expressly authorized by the Company in writing.

(d)           The Executive further agrees to store and maintain all Confidential Information in a secure place.  On the termination of the relationship, Executive agrees to deliver all records, data, information, and other documents produced or acquired during the Employment Period, and all copies thereof, to the Company.  Such material at all times will remain the exclusive property of the Company, unless otherwise agreed to in writing by the Company.  Upon termination of the relationship, Executive agrees to make no further use of any Confidential Information on his or her own behalf or on behalf of any other person or entity other than the Company.

(e)           At no time will Executive improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Executive has an obligation of confidentiality, nor bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Executive has an obligation of confidentiality unless consented to in writing by that former employer or person.

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6.           Assignment Of Inventions and Intellectual Property.

In consideration of Executive’s employment, Executive acknowledges and agrees that the Company shall have exclusive, unlimited ownership rights to all materials, information and other items created, prepared, derived or developed in connection with or arising from Executive’s employment relationship with the Company, whether individually or jointly with others, whether original or considered enhancements, improvement or modifications, whether or not completed, and whether or not protectable as trade secrets, service or trademarks, or through patent, copyright, mask work or any other intellectual, industrial or other form of property protection or proprietary rights (“Inventions”).  Executive further agrees that all Inventions shall be deemed made in the course and scope of Executive’s employment with the Company and shall belong exclusively to the Company, with the Company having the sole right to obtain, hold and renew, in its own name and for its own benefit, all registrations and other protections that may be available by contract, license, law, equity and/or regulation.  To the extent that exclusive title or ownership rights do not originally vest in the Company as contemplated, Executive hereby irrevocably assigns, transfers and conveys (and agrees to assign, transfer and convey in the future) to the Company all such rights.  Executive agrees to give the Company all assistance and execute all documents necessary to assist and enable the Company to perfect, preserve, enforce, register and record its rights.

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7.           Agreement Not to Compete.

(a)           The Executive agrees with the Company that the services that the Executive will render during the Employment Period are unique, special and of extraordinary character, that the Company will be substantially dependent upon such services to develop and market its products and to earn a profit, and that the application of the Executive’s knowledge and services to any competitive business would be substantially detrimental to the Company.  Accordingly, in consideration for employment by the Company and compensation and other benefits pursuant to this Agreement, and any compensation the Executive may receive after his employment is terminated, the Executive will not compete or interfere with the Company or any affiliate of the Company (or any of their successors or assigns), directly or indirectly during the Employment Period or for the twelve (12) month period following termination of Executive’s employment (the “Restricted Period”).

The term “compete” as used herein means to engage in, assist, or have any interest in, including without limitation as a principal, consultant, employee, owner, shareholder, director, officer, partner, member, advisor, agent, or financier, any entity that is, or that is about to become engaged in, any activity that is in competition with, or competes with the Company.  The phrase includes, but is not limited to, managing, producing, soliciting or selling services, programs or products that provide similar functions to any of the Company’s services, programs or products to any current customer of the Company.  However, Executive shall not be prohibited from owning up to two percent (2%) of the equity of a publicly traded company.

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(b)          Furthermore, during the Restricted Period, Executive shall not, directly or indirectly, with respect to the Company (including any subsidiaries or affiliates of the Company), or any successors or assigns:

(1)           Solicit any employees of the Company’s;

(2)           Directly or indirectly influence any of the Company’s employees to terminate their employment with the Company or accept employment with any of the Company’s competitors; or

(3)           Interfere with any of the Company’s business relationships, including without limitation those with customers, suppliers, consultants, attorneys, or other agents, whether or not evidenced by written or oral agreements.

(c)          The Executive agrees that any breach of this Section 7 shall cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Executive agrees that (i) the Executive shall not be entitled to any further payments due under the terms of this Agreement, and (ii) any stock option granted but not exercised shall be void and have no further force or effect.   Furthermore, in addition to any other remedies that may be available, the Company shall have the right to seek specific performance and injunctive relief as set forth in Section 9, without the need to post a bond or other security.

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(d)          The Executive further acknowledges that the covenants contained in this Section 7 are a material part of this Agreement and if this Agreement is terminated for any reason, the Executive will be able to earn a livelihood without violating these provisions.

8.           Return of Company Property.

When the Executive leaves the employ of the Company, the Executive will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, recordings, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, computer materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded), belonging to the Company, its successors or assigns.  The Executive further agrees that any property situated on the Company’s premises and owned by the Company, including computer disks and other digital, analog or hard copy storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

9.           Legal and Equitable Remedies.

Because the Executive’s services are personal and unique and because the Executive may have access to and become acquainted with the Confidential Information of the Company, and because the parties agree that irrepressible harm would result in the event of a breach of Sections 5, 6, 7 and 8 by the Executive, the Company may not have an adequate remedy at law, the Company will have the right to enforce Sections 5, 6, 7 and 8 and any of their provisions by injunction, restraining order, specific performance or other injunction relief, without bond, and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.  The Company’s remedies under this Section 9 are not exclusive and shall not prejudice or prohibit any other rights or remedies under this Agreement or otherwise.

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10.         No Conflicting Obligations.

The Executive represents that Executive’s compliance with the terms of this Agreement and Executive’s performance as an executive of the Company does not and shall not breach any agreement to keep in confidence information acquired by the Executive in confidence or in trust prior to employment by the Company.  The Executive has not entered into, and agrees not to enter into, any agreement, either written or oral, in conflict herewith.

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11.         Notification of New Employer.

In the event that the Executive leaves the employ of the Company, the Executive hereby agrees to notify the Executive’s new employer of those obligations that are continuing under this Agreement after termination.

12.         Notices.

Any notice of communication permitted or required by this Agreement shall be in writing and delivered personally or via overnight courier or certified mail, return receipt requested:

If to the Company:   100 S. Main Street
 Suite 300
 Doylestown, Pennsylvania 18901
 Attention:  Board of Directors

If to the Executive:   Walter Witoshkin
 351 Covered Bridge Rd.
 New Hope, PA 18938

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13.	General.

(a)           No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or subsequent breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

(b)           Neither this Agreement, nor any of the Executive’s rights, powers, duties, or obligations hereunder, may be assigned by the Executive.  This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs and legal representatives and the Company and its successors.  Successors of the Company shall include, without limitation, any company or companies acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and successor shall thereafter be deemed “the Company” for the purpose hereof.

(c)           The captions and Section headings used in this Agreement are for convenience of reference only, and will not affect the construction or interpretation of this Agreement or any of the provisions hereof.

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(d)           The validity and construction of this Agreement or any of its provisions will be governed by and constructed in accordance with the laws of the State of New York without regard to its conflicts of law.  Each of the parties hereto submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or if such court lacks subject matter jurisdiction, to the jurisdiction of the Supreme Court of the State of New York, County of New York.  Each of the parties hereto specifically waives any objection that it may otherwise have to the jurisdiction or venue of any such Courts or that such Courts are an inconvenient forum and acknowledges that service of process may be made by mailing a copy thereof in accordance with the provisions of Section 12.  However, any dispute arising under, out of, in connection with, or in relation to: the Executive’s employment with the Company; the termination of that employment; this Agreement, or the making, validity, interpretation or breach thereof, will be determined and settled by arbitration before a single arbitrator at the offices of the American Arbitration Association (“AAA”) pursuant to the employment dispute rules then in effect of the AAA.  The parties agree to avail themselves of any expedited procedures available under the commercial arbitration rules of the AAA and to use their best efforts to cause the arbitrator to render his decision within 90 days of the date of the Arbitration Notice or as soon thereafter as is practicable.  The parties consent to the jurisdiction of the Supreme Court of the State of New York, County of New York (Commercial Division) and of the United States District Court for the Southern District of New York for all purposes in connection with said arbitration and further consent that any process or notice of motion or other application to the Court or any judge thereof and any paper in connection with such arbitration may be served in or out of the State of New York by certified or registered mail or personal service or in such other manner as may be permissible under the rules of the applicable Court or arbitration tribunal, provided a reasonable time for appearance is allowed.  Any provisional remedy which, but for this Agreement to arbitrate disputes, would be available at law, shall be available to the parties hereto pending arbitration.  The costs of the arbitration, including the reasonable legal fees and disbursements of counsel to the prevailing party in the arbitration shall be paid by the losing party, except that the arbitrator in his discretion shall have the right to allocate the costs of the arbitration, including the legal fees and disbursements of the parties, in such manner as the arbitrator shall deem fair and reasonable.

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(e)           This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

(f)            This Agreement may be executed in counterparts, each of which will be deemed to be an original hereof, but all of which together will constitute one and the same instrument.

(g)           This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

(h)           This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity will have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

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(i)           If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision will thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement will be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

(j)           The provisions of this Agreement will survive the termination of the Executive’s employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

(g)          The Executive has read this Agreement carefully and fully understands its terms.

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IN WITNESS THEREOF, the parties have executed and delivered, or caused to be executed and delivered, this Agreement on the date first written above.

QUANTRX BIOMEDICAL CORPORATION

By:
Name:
Title:

Walter Witoshkin

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EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of _________, 2009, by and between QuantRx Biomedical Corporation, a Nevada corporation (the “Company”), and Sasha Afanassiev (the “Executive”).

WITNESSETH :

WHEREAS, the Company is engaged in the research, development, acquisition and commercialization of medical diagnostic products (the “Business”);

WHEREAS, the Executive has certain experiences relating to the Business; and

WHEREAS, the Company desires to retain the services of the Executive as Chief Financial Officer (“CFO”);

WHEREAS, the Company and the Executive desire to enter into this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Nature of Employment.

(a)           The Company hereby engages the Executive as a full-time employee to hold the office of CFO for the Initial Term and any Renewal Term (as defined herein) (collectively the “Employment Period”), and the Executive accepts such employment, on the terms and conditions set forth in this Agreement.  Throughout the Employment Period, subject to the direction of the Board of Directors of the Company (the “Board”), the Executive shall perform and discharge well and faithfully the duties that may be assigned to him from time-to-time by the Board in connection with the conduct of the Business.

(b)           Throughout the Employment Period, the Executive will:  (i) devote his full employment energies, interests, abilities and time to the performance of his duties and shall not render to others any material service of any kind for compensation, unless the Executive receives written consent of the Board; (ii) not engage in any business activities that are directly or indirectly competitive with any business conducted by the Company or any of its subsidiaries or affiliates; (iii) observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time-to-time by the Board, including but not limited to, the standard policies and procedures of the Company as in effect from time-to-time and (iv) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities.

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(c)           The Executive acknowledges that Sections 5, 6 and 7 of this Agreement contain non-competition and non-disclosure of proprietary information provisions, and the Executive agrees to comply with these provisions.  The Executive understands that entering into and complying with these provisions is a condition to the Executive’s continued employment with the Company and that failure to comply with the terms and conditions of these provisions may result in termination for “Cause” (as defined below) under this Agreement.

2.           Term and Termination of Employment.

(a)           Term.  Subject to prior termination in accordance with this Section 2, the term of this Agreement and the Executive’s employment hereunder shall be for a term of three (3) years commencing on the date of this Agreement (“Initial Term”); and following such Initial Term, this Agreement shall thereafter automatically renew for an additional term of one (1) year (“Renewal Term”), unless either party gives written notice of termination to the other party not less than ninety (90) days prior to the end of any term (in which event this Agreement shall terminate effective as of the close of such Initial Term or Renewal Term).  Each twelve-month period beginning on the date hereof or any anniversary thereof is referred to in this Agreement as a “Year”.

(b)           By Company With Cause.

(1)           During the Employment Period, the Company may terminate Executive’s employment at any time for Cause.

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(2)           As used herein, the term “Cause” shall mean and be limited to:  (i) any willful and material breach of this Agreement by the Executive; (ii) any willful or gross neglect by the Executive of his duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Executive in connection with the performance of his duties and responsibilities hereunder; (iv) the Executive being legally intoxicated or under the influence of illegal or illegally obtained drugs during business hours or while on call, or being habitually drunk or addicted to drugs (provided that this shall not restrict the Executive from taking physician-prescribed medication in accordance with the applicable prescription); (v) the commission by the Executive of any felony or crime of moral turpitude; (vi) any action by the Executive which may materially impair or damage the reputation of the Company; (vii)  insubordinate disregard of any lawful direction given to the Executive by the Board; or (viii) repeated failure or refusal to comply with the Company’s policies and procedures.

(c)           By Company Without Cause or by Executive with Good Reason.

(1)           During the Employment Period, the Company may terminate Executive’s employment at any time without Cause.

(2)           The Executive’s employment may be terminated by the Executive for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean, in the absence of written consent of the Executive:

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(i)            the assignment to the Executive of any duties materially inconsistent with the Executive’s duties and responsibilities, or any other material action by the Company that is materially inconsistent with or materially reduces such duties or responsibilities; or
(ii)           notice in writing to the Executive of his/her relocation, without the Executive’s consent, to a place of business more than 50 miles from his/her location as of the date hereof;

(iii)          a breach by the Company of any of its material agreements contained herein and the continuation of such breach for fifteen (15) business days after notice thereof is given to the Company; or

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(iv)          a “Change of Control” (as defined herein); Executive may terminate this Agreement for Good Reason or if there is a “Change of Control.”  A “Change of Control” shall mean the occurrence of any of the following; (a) the sale, transfer, conveyance or other disposition in one or a series of related transactions, or all or substantially all of the assets of the Company to any entity, person, or group; (b) any entity, person, or group that becomes, directly or indirectly, the owner of more than forty percent (40%) of the voting stock of the Company by way of merger, consolidation, or otherwise; (c) the present directors of the Company cease for any reason to constitute the majority of the Board. (d) If, during the Term, there should be a Change of Control (as defined herein), and within 3 months before or 12 months thereafter either (i) Executive’s  employment is terminated by the Company for any reason other than Cause or the death or disability of Executive or (ii) Executive terminates his employment for Good Reason, then Company shall, on or before Executive’s last day of full-time employment hereunder, pay to Executive, in lieu of any other rights to cash compensation he may have under this Agreement which have not accrued by such date, a lump sum cash payment equal to two times (x) Executive’s then current Base Salary and (y) the Bonus Amount. Notwithstanding the foregoing, Company shall not be obligated to make any payments under this Section 2 unless Executive has executed and delivered to Company a further agreement, to be prepared at the time of Executive’s termination of employment, that shall provide (i) an unconditional release of all claims, charges, complaints and grievances, whether known or unknown to Executive, against Company or any of its affiliates, through date of Executive’s termination of employment; (ii) an obligation to maintain the confidentiality of such agreement; and (iii) an obligation to indemnify Company if Executive breaches such agreement. (e) It is the intention of the parties that the payments under this Section 2 shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. Accordingly, notwithstanding anything in this Section 2 to the contrary, if any of the amounts otherwise payable under this Section would constitute “excess parachute payments,” or if the independent accountants acting as auditors for Company on the date of the Change in Control determine that such payments may constitute “excess parachute payments,” then the amounts otherwise payable under this Section 2 shall be reduced to the maximum amounts that may be paid without any such payments constituting, or potentially constituting, “excess parachute payments.” (f) Following any termination of Executive’s employment under this Section 4.5 after a Change in Control, Executive shall be entitled to continue to receive for the remainder of the then-current Term, but not less than 12 months, medical benefits coverage for Executive and Executive’s spouse and dependents (if any) at the Company’s expense if and to the extent Company was paying for such benefits at the time of such termination. (g) Upon making the payment described in this Section 2, Company shall have no further obligation to Executive under this Agreement.

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Notwithstanding the foregoing, the Executive shall not be considered to have Good Reason to terminate this Agreement unless and until he gives the Company written notice of the circumstances constituting Good Reason with respect to subsections (i)-(ii) and the Company fails to have cured such circumstances within fifteen (15) business days of receipt of such notice.

(d)          By Executive Without Good Reason.

(1)           At any time during the Employment Period, Executive may resign employment by giving thirty (30) days prior notice of termination to Company.

(2)           In the event Executive voluntarily terminates his employment without Good Reason at any time during the Employment Period, Executive shall only be entitled to unpaid Salary and Fringe Benefits, as defined in Section 3 hereof, through the date of termination of employment.

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(e)           Termination of Employment by Reason of Death.  If Executive shall die during the Employment Period, this Agreement shall terminate automatically as of the date of death, and Company shall pay to the Executive’s estate the amounts set forth under Section 2(g) hereof, including those amounts under Section 3 hereof which would otherwise be payable to Executive up to the end of the month in which death occurs, and, to the extent applicable, any insurance or insurance proceeds, vested death benefits, compensation for accrued vacation or leave time.

(f)           Termination of Employment by Reason of Disability.  As used herein, the term “permanent disability” shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents or may reasonably be expected to prevent the Executive from continuing for the performance of his normal duties and responsibilities hereunder for a period in excess of six (6) consecutive months.  For purposes of determining whether a “permanent disability” has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Executive) shall be conclusive.

(g)           Severance. In the event the Company terminates Executive’s employment without Cause, or Executive terminates his employment for Good Reason, or Executive’s employment is ended because of a permanent disability or death, then, subject to the execution of a general release of claims in favor of the Company, Executive or Executive’s estate will receive an amount equal to twelve (12) months Salary as severance within thirty (30) days of the date of such termination (or such later date as may be necessary to avoid any adverse tax consequences under Section 409(A) of the Internal Revenue Code) and any and all compensation and benefits under Section 3 hereof, which would otherwise be payable to Executive as of the effective date of termination.

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(h)           Significant Acquisition/Divestiture.  If during the Employment Period, the Company sells, or causes a sale of, (i) all or substantially all of the shares of its capital stock or the capital stock of any of its affiliates, (ii) all or substantially all of its assets or the assets of any of its affiliates or (iii) performs a material acquisition of the capital stock or assets of any entity and such acquisition is material the Company (the events specified in (i), (ii) and (iii) being a “Significant Acquisition/Divestiture”), Executive or Executive’s estate will receive an amount equal to the greater of (A)(1) the product of any per share consideration to be received by the stockholders, whether as a dividend, distribution or otherwise, of the Company in connection with such Significant Acquisition/Divestiture multiplied by (2) the number of shares of the Company’s common stock held by Executive on a filly-diluted, as converted basis (that is, assuming the exercise of all options or warrants to purchase, or the conversion of all securities convertible into, common stock of the Company, in each case then held by Executive) and (B) one (1) year’s Salary, as a completion bonus within thirty (30) days of the date of the consummation of such acquisition or sale (or such later date as may be necessary to avoid any adverse tax consequences under Section 409(A) of the Internal Revenue Code).

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3.           Compensation and Benefits.

(a)           Salary.  Executive shall receive an annual salary (“Salary”) in the amount of $180,000, less statutory deductions and applicable withholdings, which shall be payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time-to-time, and shall be subject to required tax and payroll withholdings.  The Salary may be increased from time-to-time as the Board, upon recommendation of the Board’s Compensation Committee (the “Compensation Committee”), determines.

(b)           Bonus.  In addition to the Salary, the Executive shall receive a calendar year end bonus and/or other incentive compensation equal in value to not less than 25% and not more than 100% of the Salary (such percentage within the 25% - 100% range to be determined by the Board, based upon the recommendation of the Compensation Committee).

(c)           Fringe Benefits.  The Company shall also make available to the Executive, throughout the period of his employment hereunder, such benefits and perquisites as are generally provided by the Company to its executives at the Executive’s level of responsibility; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy.

(d)           Expenses.  The Company shall reimburse the Executive, upon presentment by the Executive to the Company of appropriate receipts, vouchers or other supporting documentation therefor, for any reasonable out-of-pocket business expenses incurred by the Executive in connection with the performance of his duties and responsibilities hereunder, in accordance with the Company’s standard policies and procedures in effect from time-to-time.

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(e)           Equity Compensation.  As an incentive for Executive to make the agreements contained in this Agreement, upon execution of this Agreement, Executive shall receive stock options under the Company’s 2007 Incentive Stock Plan (the “Plan Options”), that do not qualify as incentive stock options, to purchase not less than 125,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, which shall be exercisable for five (5) years from the date hereof.  The Plan Options shall be immediately vested as of the date hereof.  The Plan Options shall contain cashless exercise provisions permitting payment of any portion of the exercise price by surrendering Plan Options and/or shares of the Company’s common stock to the Company and shall be governed by the provisions of a stock option agreement substantially in the same form as the Company uses for non-qualified grants to its other senior executives with such modifications as are appropriate to incorporate the terms of this section 3(e) and to delete any provisions that are inconsistent with such terms.

4.           Vacation, Personal Days and Sick Days.

The Executive will be entitled to holidays, personal days and sick days in accordance with the Company’s standard policies and procedures in effect from time-to-time.  The Executive will also be entitled to four (4) weeks of paid vacation.

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5.           Nondisclosure of Confidential and Proprietary Information.

(a)           The Executive acknowledges that during the term of the Employment Period, Executive will have access to and possession of trade secret, confidential information, and proprietary information (collectively, as defined more extensively below, “Confidential Information”) of the Company, its subsidiaries, and affiliates and their respective customers.  The Executive recognizes and acknowledges that this Confidential Information is valuable, special, and unique to the Company’s business, and that access to and knowledge thereof are essential to the performance of the Executive’s duties to the Company.  During the Employment Period and thereafter, Executive will keep secret and will not use or disclose to any person or entity other than the Company, in any fashion or for any purpose whatsoever, any Confidential Information relating to the Company, its subsidiaries, affiliates, or its customers, except at the request or the Company.

(b)           The term “Confidential Information” means confidential data and confidential information relating to the business of the Company, its subsidiaries, and affiliates and their respective customers, that is or has been disclosed to Executive or of which Executive became aware as a consequence of or through Executive’s employment with the Company and that has value to the Company and is not generally known to the competitors of the Company and includes but is not limited to information written, in digital form, in graphic form, electronically stored, orally transmitted or memorized concerning the Company’s business or operations plans, strategies, portfolio, prospects or objectives, structure, products, product development, technology, distribution, sales, services, support and marketing plans, practices, and operations; research and development, financial records and information, and customer lists.

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(c)           The Executive further recognizes that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Employment Period and thereafter, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with work for the Company, Third Party Information unless expressly authorized by the Company in writing.

(d)           The Executive further agrees to store and maintain all Confidential Information in a secure place.  On the termination of the relationship, Executive agrees to deliver all records, data, information, and other documents produced or acquired during the Employment Period, and all copies thereof, to the Company.  Such material at all times will remain the exclusive property of the Company, unless otherwise agreed to in writing by the Company.  Upon termination of the relationship, Executive agrees to make no further use of any Confidential Information on his or her own behalf or on behalf of any other person or entity other than the Company.

(e)           At no time will Executive improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Executive has an obligation of confidentiality, nor bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Executive has an obligation of confidentiality unless consented to in writing by that former employer or person.

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6.           Assignment Of Inventions and Intellectual Property.

In consideration of Executive’s employment, Executive acknowledges and agrees that the Company shall have exclusive, unlimited ownership rights to all materials, information and other items created, prepared, derived or developed in connection with or arising from Executive’s employment relationship with the Company, whether individually or jointly with others, whether original or considered enhancements, improvement or modifications, whether or not completed, and whether or not protectable as trade secrets, service or trademarks, or through patent, copyright, mask work or any other intellectual, industrial or other form of property protection or proprietary rights (“Inventions”).  Executive further agrees that all Inventions shall be deemed made in the course and scope of Executive’s employment with the Company and shall belong exclusively to the Company, with the Company having the sole right to obtain, hold and renew, in its own name and for its own benefit, all registrations and other protections that may be available by contract, license, law, equity and/or regulation.  To the extent that exclusive title or ownership rights do not originally vest in the Company as contemplated, Executive hereby irrevocably assigns, transfers and conveys (and agrees to assign, transfer and convey in the future) to the Company all such rights.  Executive agrees to give the Company all assistance and execute all documents necessary to assist and enable the Company to perfect, preserve, enforce, register and record its rights.

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7.           Agreement Not to Compete.

(a)           The Executive agrees with the Company that the services that the Executive will render during the Employment Period are unique, special and of extraordinary character, that the Company will be substantially dependent upon such services to develop and market its products and to earn a profit, and that the application of the Executive’s knowledge and services to any competitive business would be substantially detrimental to the Company.  Accordingly, in consideration for employment by the Company and compensation and other benefits pursuant to this Agreement, and any compensation the Executive may receive after his employment is terminated, the Executive will not compete or interfere with the Company or any affiliate of the Company (or any of their successors or assigns), directly or indirectly during the Employment Period or for the twelve (12) month period following termination of Executive’s employment (the “Restricted Period”).

The term “compete” as used herein means to engage in, assist, or have any interest in, including without limitation as a principal, consultant, employee, owner, shareholder, director, officer, partner, member, advisor, agent, or financier, any entity that is, or that is about to become engaged in, any activity that is in competition with, or competes with the Company.  The phrase includes, but is not limited to, managing, producing, soliciting or selling services, programs or products that provide similar functions to any of the Company’s services, programs or products to any current customer of the Company.  However, Executive shall not be prohibited from owning up to two percent (2%) of the equity of a publicly traded company.

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(b)          Furthermore, during the Restricted Period, Executive shall not, directly or indirectly, with respect to the Company (including any subsidiaries or affiliates of the Company), or any successors or assigns:

(1)           Solicit any employees of the Company’s;

(2)           Directly or indirectly influence any of the Company’s employees to terminate their employment with the Company or accept employment with any of the Company’s competitors; or

(3)           Interfere with any of the Company’s business relationships, including without limitation those with customers, suppliers, consultants, attorneys, or other agents, whether or not evidenced by written or oral agreements.

(c)          The Executive agrees that any breach of this Section 7 shall cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Executive agrees that (i) the Executive shall not be entitled to any further payments due under the terms of this Agreement, and (ii) any stock option granted but not exercised shall be void and have no further force or effect.   Furthermore, in addition to any other remedies that may be available, the Company shall have the right to seek specific performance and injunctive relief as set forth in Section 9, without the need to post a bond or other security.

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(d)           The Executive further acknowledges that the covenants contained in this Section 7 are a material part of this Agreement and if this Agreement is terminated for any reason, the Executive will be able to earn a livelihood without violating these provisions.

8.           Return of Company Property.

When the Executive leaves the employ of the Company, the Executive will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, recordings, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, computer materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded), belonging to the Company, its successors or assigns.  The Executive further agrees that any property situated on the Company’s premises and owned by the Company, including computer disks and other digital, analog or hard copy storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

9.           Legal and Equitable Remedies.

Because the Executive’s services are personal and unique and because the Executive may have access to and become acquainted with the Confidential Information of the Company, and because the parties agree that irrepressible harm would result in the event of a breach of Sections 5, 6, 7 and 8 by the Executive, the Company may not have an adequate remedy at law, the Company will have the right to enforce Sections 5, 6, 7 and 8 and any of their provisions by injunction, restraining order, specific performance or other injunction relief, without bond, and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.  The Company’s remedies under this Section 9 are not exclusive and shall not prejudice or prohibit any other rights or remedies under this Agreement or otherwise.

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10.          No Conflicting Obligations.

The Executive represents that Executive’s compliance with the terms of this Agreement and Executive’s performance as an executive of the Company does not and shall not breach any agreement to keep in confidence information acquired by the Executive in confidence or in trust prior to employment by the Company.  The Executive has not entered into, and agrees not to enter into, any agreement, either written or oral, in conflict herewith.

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11.          Notification of New Employer.

In the event that the Executive leaves the employ of the Company, the Executive hereby agrees to notify the Executive’s new employer of those obligations that are continuing under this Agreement after termination.

12.          Notices.

Any notice of communication permitted or required by this Agreement shall be in writing and delivered personally or via overnight courier or certified mail, return receipt requested:

If to the Company:	100 S. Main Street
Suite 300
Doylestown, Pennsylvania 18901
Attention: Board of Directors

If to the Executive:	Sasha Afanassiev
14 Oxford Court
Langhorne, PA 19047

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13.	General.

(a)           No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or subsequent breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

(b)           Neither this Agreement, nor any of the Executive’s rights, powers, duties, or obligations hereunder, may be assigned by the Executive.  This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs and legal representatives and the Company and its successors.  Successors of the Company shall include, without limitation, any company or companies acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and successor shall thereafter be deemed “the Company” for the purpose hereof.

(c)           The captions and Section headings used in this Agreement are for convenience of reference only, and will not affect the construction or interpretation of this Agreement or any of the provisions hereof.

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(d)           The validity and construction of this Agreement or any of its provisions will be governed by and constructed in accordance with the laws of the State of New York without regard to its conflicts of law.  Each of the parties hereto submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or if such court lacks subject matter jurisdiction, to the jurisdiction of the Supreme Court of the State of New York, County of New York.  Each of the parties hereto specifically waives any objection that it may otherwise have to the jurisdiction or venue of any such Courts or that such Courts are an inconvenient forum and acknowledges that service of process may be made by mailing a copy thereof in accordance with the provisions of Section 12.  However, any dispute arising under, out of, in connection with, or in relation to: the Executive’s employment with the Company; the termination of that employment; this Agreement, or the making, validity, interpretation or breach thereof, will be determined and settled by arbitration before a single arbitrator at the offices of the American Arbitration Association (“AAA”) pursuant to the employment dispute rules then in effect of the AAA.  The parties agree to avail themselves of any expedited procedures available under the commercial arbitration rules of the AAA and to use their best efforts to cause the arbitrator to render his decision within 90 days of the date of the Arbitration Notice or as soon thereafter as is practicable.  The parties consent to the jurisdiction of the Supreme Court of the State of New York, County of New York (Commercial Division) and of the United States District Court for the Southern District of New York for all purposes in connection with said arbitration and further consent that any process or notice of motion or other application to the Court or any judge thereof and any paper in connection with such arbitration may be served in or out of the State of New York by certified or registered mail or personal service or in such other manner as may be permissible under the rules of the applicable Court or arbitration tribunal, provided a reasonable time for appearance is allowed.  Any provisional remedy which, but for this Agreement to arbitrate disputes, would be available at law, shall be available to the parties hereto pending arbitration.  The costs of the arbitration, including the reasonable legal fees and disbursements of counsel to the prevailing party in the arbitration shall be paid by the losing party, except that the arbitrator in his discretion shall have the right to allocate the costs of the arbitration, including the legal fees and disbursements of the parties, in such manner as the arbitrator shall deem fair and reasonable.

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(e)           This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

(f)           This Agreement may be executed in counterparts, each of which will be deemed to be an original hereof, but all of which together will constitute one and the same instrument.

(g)           This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

(h)           This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity will have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

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(i)           If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision will thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement will be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

(j)           The provisions of this Agreement will survive the termination of the Executive’s employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

(g)           The Executive has read this Agreement carefully and fully understands its terms.

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IN WITNESS THEREOF, the parties have executed and delivered, or caused to be executed and delivered, this Agreement on the date first written above.

QUANTRX BIOMEDICAL CORPORATION

By:
Name:
Title:

Sasha Afanassiev

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EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of _________ ___, 2009, by and between QuantRx Biomedical Corporation, a Nevada corporation (the “Company”), and William Fleming (the “Executive”).

WITNESSETH :

WHEREAS, the Company is engaged in the research, development, acquisition and commercialization of medical diagnostic products (the “Business”);

WHEREAS, the Executive has certain experiences relating to the Business; and

WHEREAS, the Company desires to retain the services of the Executive as Chief Science Officer (“CSO”);

WHEREAS, the Company and the Executive desire to enter into this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Nature of Employment.

(a)           The Company hereby engages the Executive as a full-time employee to hold the office of CSO for the Initial Term and any Renewal Term (as defined herein) (collectively the “Employment Period”), and the Executive accepts such employment, on the terms and conditions set forth in this Agreement.  Throughout the Employment Period, subject to the direction of the Board of Directors of the Company (the “Board”), the Executive shall perform and discharge well and faithfully the duties that may be assigned to him from time-to-time by the Board in connection with the conduct of the Business.

(b)           Throughout the Employment Period, the Executive will:  (i) devote his full employment energies, interests, abilities and time to the performance of his duties and shall not render to others any material service of any kind for compensation, unless the Executive receives written consent of the Board; (ii) not engage in any business activities that are directly or indirectly competitive with any business conducted by the Company or any of its subsidiaries or affiliates; (iii) observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time-to-time by the Board, including but not limited to, the standard policies and procedures of the Company as in effect from time-to-time and (iv) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities.

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(c)           The Executive acknowledges that Sections 5, 6 and 7 of this Agreement contain non-competition and non-disclosure of proprietary information provisions, and the Executive agrees to comply with these provisions.  The Executive understands that entering into and complying with these provisions is a condition to the Executive’s continued employment with the Company and that failure to comply with the terms and conditions of these provisions may result in termination for “Cause” (as defined below) under this Agreement.

2.             Term and Termination of Employment.

(a)           Term.  Subject to prior termination in accordance with this Section 2, the term of this Agreement and the Executive’s employment hereunder shall be for a term of three (3) years commencing on the date of this Agreement (“Initial Term”); and following such Initial Term, this Agreement shall thereafter automatically renew for an additional term of one (1) year (“Renewal Term”), unless either party gives written notice of termination to the other party not less than ninety (90) days prior to the end of any term (in which event this Agreement shall terminate effective as of the close of such Initial Term or Renewal Term).  Each twelve-month period beginning on the date hereof or any anniversary thereof is referred to in this Agreement as a “Year”.

(b)           By Company With Cause.

(1)           During the Employment Period, the Company may terminate Executive’s employment at any time for Cause.

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(2)           As used herein, the term “Cause” shall mean and be limited to:  (i) any willful and material breach of this Agreement by the Executive; (ii) any willful or gross neglect by the Executive of his duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Executive in connection with the performance of his duties and responsibilities hereunder; (iv) the Executive being legally intoxicated or under the influence of illegal or illegally obtained drugs during business hours or while on call, or being habitually drunk or addicted to drugs (provided that this shall not restrict the Executive from taking physician-prescribed medication in accordance with the applicable prescription); (v) the commission by the Executive of any felony or crime of moral turpitude; (vi) any action by the Executive which may materially impair or damage the reputation of the Company; (vii)  insubordinate disregard of any lawful direction given to the Executive by the Board; or (viii) repeated failure or refusal to comply with the Company’s policies and procedures.

(c)           By Company Without Cause or by Executive with Good Reason.

(1)           During the Employment Period, the Company may terminate Executive’s employment at any time without Cause.

(2)           The Executive’s employment may be terminated by the Executive for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean, in the absence of written consent of the Executive:

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(i)           the assignment to the Executive of any duties materially inconsistent with the Executive’s duties and responsibilities, or any other material action by the Company that is materially inconsistent with or materially reduces such duties or responsibilities; or

(ii)           notice in writing to the Executive of his/her relocation, without the Executive’s consent, to a place of business more than 50 miles from his/her location as of the date hereof;

(iii)           a breach by the Company of any of its material agreements contained herein and the continuation of such breach for fifteen (15) business days after notice thereof is given to the Company; or

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(iv)           a “Change of Control” (as defined herein); Executive may terminate this Agreement for Good Reason or if there is a “Change of Control.”  A “Change of Control” shall mean the occurrence of any of the following; (a) the sale, transfer, conveyance or other disposition in one or a series of related transactions, or all or substantially all of the assets of the Company to any entity, person, or group; (b) any entity, person, or group that becomes, directly or indirectly, the owner of more than forty percent (40%) of the voting stock of the Company by way of merger, consolidation, or otherwise; (c) the present directors of the Company cease for any reason to constitute the majority of the Board. (d) If, during the Term, there should be a Change of Control (as defined herein), and within 3 months before or 12 months thereafter either (i) Executive’s  employment is terminated by the Company for any reason other than Cause or the death or disability of Executive or (ii) Executive terminates his employment for Good Reason, then Company shall, on or before Executive’s last day of full-time employment hereunder, pay to Executive, in lieu of any other rights to cash compensation he may have under this Agreement which have not accrued by such date, a lump sum cash payment equal to two times (x) Executive’s then current Base Salary and (y) the Bonus Amount. Notwithstanding the foregoing, Company shall not be obligated to make any payments under this Section 2 unless Executive has executed and delivered to Company a further agreement, to be prepared at the time of Executive’s termination of employment, that shall provide (i) an unconditional release of all claims, charges, complaints and grievances, whether known or unknown to Executive, against Company or any of its affiliates, through date of Executive’s termination of employment; (ii) an obligation to maintain the confidentiality of such agreement; and (iii) an obligation to indemnify Company if Executive breaches such agreement. (e) It is the intention of the parties that the payments under this Section 2 shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. Accordingly, notwithstanding anything in this Section 2 to the contrary, if any of the amounts otherwise payable under this Section would constitute “excess parachute payments,” or if the independent accountants acting as auditors for Company on the date of the Change in Control determine that such payments may constitute “excess parachute payments,” then the amounts otherwise payable under this Section 2 shall be reduced to the maximum amounts that may be paid without any such payments constituting, or potentially constituting, “excess parachute payments.” (f) Following any termination of Executive’s employment under this Section 4.5 after a Change in Control, Executive shall be entitled to continue to receive for the remainder of the then-current Term, but not less than 12 months, medical benefits coverage for Executive and Executive’s spouse and dependents (if any) at the Company’s expense if and to the extent Company was paying for such benefits at the time of such termination. (g) Upon making the payment described in this Section 2, Company shall have no further obligation to Executive under this Agreement.

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Notwithstanding the foregoing, the Executive shall not be considered to have Good Reason to terminate this Agreement unless and until he gives the Company written notice of the circumstances constituting Good Reason with respect to subsections (i)-(ii) and the Company fails to have cured such circumstances within fifteen (15) business days of receipt of such notice.

(d)           By Executive Without Good Reason.

(1)           At any time during the Employment Period, Executive may resign employment by giving thirty (30) days prior notice of termination to Company.

(2)           In the event Executive voluntarily terminates his employment without Good Reason at any time during the Employment Period, Executive shall only be entitled to unpaid Salary and Fringe Benefits, as defined in Section 3 hereof, through the date of termination of employment.

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(e)           Termination of Employment by Reason of Death.  If Executive shall die during the Employment Period, this Agreement shall terminate automatically as of the date of death, and Company shall pay to the Executive’s estate the amounts set forth under Section 2(g) hereof, including those amounts under Section 3 hereof which would otherwise be payable to Executive up to the end of the month in which death occurs, and, to the extent applicable, any insurance or insurance proceeds, vested death benefits, compensation for accrued vacation or leave time.

(f)           Termination of Employment by Reason of Disability.  As used herein, the term “permanent disability” shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents or may reasonably be expected to prevent the Executive from continuing for the performance of his normal duties and responsibilities hereunder for a period in excess of six (6) consecutive months.  For purposes of determining whether a “permanent disability” has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Executive) shall be conclusive.

(g)           Severance.     In the event the Company terminates Executive’s employment without Cause, or Executive terminates his employment for Good Reason, or Executive’s employment is ended because of a permanent disability or death, then, subject to the execution of a general release of claims in favor of the Company, Executive or Executive’s estate will receive an amount equal to twelve (12) months Salary as severance within thirty (30) days of the date of such termination (or such later date as may be necessary to avoid any adverse tax consequences under Section 409(A) of the Internal Revenue Code) and any and all compensation and benefits under Section 3 hereof, which would otherwise be payable to Executive as of the effective date of termination.

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(h)           Significant Acquisition/Divestiture.  If during the Employment Period, the Company sells, or causes a sale of, (i) all or substantially all of the shares of its capital stock or the capital stock of any of its affiliates, (ii) all or substantially all of its assets or the assets of any of its affiliates or (iii) performs a material acquisition of the capital stock or assets of any entity and such acquisition is material the Company (the events specified in (i), (ii) and (iii) being a “Significant Acquisition/Divestiture”), Executive or Executive’s estate will receive an amount equal to the greater of (A)(1) the product of any per share consideration to be received by the stockholders, whether as a dividend, distribution or otherwise, of the Company in connection with such Significant Acquisition/Divestiture multiplied by (2) the number of shares of the Company’s common stock held by Executive on a filly-diluted, as converted basis (that is, assuming the exercise of all options or warrants to purchase, or the conversion of all securities convertible into, common stock of the Company, in each case then held by Executive) and (B) one (1) year’s Salary, as a completion bonus within thirty (30) days of the date of the consummation of such acquisition or sale (or such later date as may be necessary to avoid any adverse tax consequences under Section 409(A) of the Internal Revenue Code).

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3.            Compensation and Benefits.

(a)           Salary.  Executive shall receive an annual salary (“Salary”) in the amount of $168,000, less statutory deductions and applicable withholdings, which shall be payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time-to-time, and shall be subject to required tax and payroll withholdings.  The Salary may be increased from time-to-time as the Board, upon recommendation of the Board’s Compensation Committee (the “Compensation Committee”), determines.

(b)           Bonus.  In addition to the Salary, the Executive shall receive a calendar year end bonus and/or other incentive compensation equal in value to not less than 25% and not more than 100% of the Salary (such percentage within the 25% - 100% range to be determined by the Board, based upon the recommendation of the Compensation Committee). In addition to the foregoing, the Executive shall receive a $25,000 cash Milestone Bonus for the successful achievement of the First Milestone as defined in the QN Diagnostics LLC Operating Agreement.

(c)           Fringe Benefits.  The Company shall also make available to the Executive, throughout the period of his employment hereunder, such benefits and perquisites as are generally provided by the Company to its executives at the Executive’s level of responsibility; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy.

(d)           Expenses.  The Company shall reimburse the Executive, upon presentment by the Executive to the Company of appropriate receipts, vouchers or other supporting documentation therefor, for any reasonable out-of-pocket business expenses incurred by the Executive in connection with the performance of his duties and responsibilities hereunder, in accordance with the Company’s standard policies and procedures in effect from time-to-time.

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(e)           Equity Compensation.  As an incentive for Executive to make the agreements contained in this Agreement, upon execution of this Agreement, Executive shall receive stock options under the Company’s 2007 Incentive Stock Plan (the “Plan Options”), that do not qualify as incentive stock options, to purchase not less than 125,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant, which shall be exercisable for five (5) years from the date hereof.  The Plan Options shall vest with respect to 62,500 options on the successful achievement of the First Milestone as defined in the QN Diagnostics LLC Operating Agreement and shall vest with respect to the remaining 62,500 options on the successful achievement of the Second Milestone as defined in the QN Diagnostics LLC Operating Agreement.  The Plan Options shall contain cashless exercise provisions permitting payment of any portion of the exercise price by surrendering Plan Options and/or shares of the Company’s common stock to the Company and shall be governed by the provisions of a stock option agreement substantially in the same form as the Company uses for non-qualified grants to its other senior executives with such modifications as are appropriate to incorporate the terms of this section 3(e) and to delete any provisions that are inconsistent with such terms.

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4.            Vacation, Personal Days and Sick Days.

The Executive will be entitled to holidays, personal days and sick days in accordance with the Company’s standard policies and procedures in effect from time-to-time.  The Executive will also be entitled to four (4) weeks of paid vacation.

5.             Nondisclosure of Confidential and Proprietary Information.

(a)           The Executive acknowledges that during the term of the Employment Period, Executive will have access to and possession of trade secret, confidential information, and proprietary information (collectively, as defined more extensively below, “Confidential Information”) of the Company, its subsidiaries, and affiliates and their respective customers.  The Executive recognizes and acknowledges that this Confidential Information is valuable, special, and unique to the Company’s business, and that access to and knowledge thereof are essential to the performance of the Executive’s duties to the Company.  During the Employment Period and thereafter, Executive will keep secret and will not use or disclose to any person or entity other than the Company, in any fashion or for any purpose whatsoever, any Confidential Information relating to the Company, its subsidiaries, affiliates, or its customers, except at the request or the Company.

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(b)           The term “Confidential Information” means confidential data and confidential information relating to the business of the Company, its subsidiaries, and affiliates and their respective customers, that is or has been disclosed to Executive or of which Executive became aware as a consequence of or through Executive’s employment with the Company and that has value to the Company and is not generally known to the competitors of the Company and includes but is not limited to information written, in digital form, in graphic form, electronically stored, orally transmitted or memorized concerning the Company’s business or operations plans, strategies, portfolio, prospects or objectives, structure, products, product development, technology, distribution, sales, services, support and marketing plans, practices, and operations; research and development, financial records and information, and customer lists.

(c)           The Executive further recognizes that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Employment Period and thereafter, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with work for the Company, Third Party Information unless expressly authorized by the Company in writing.

(d)           The Executive further agrees to store and maintain all Confidential Information in a secure place.  On the termination of the relationship, Executive agrees to deliver all records, data, information, and other documents produced or acquired during the Employment Period, and all copies thereof, to the Company.  Such material at all times will remain the exclusive property of the Company, unless otherwise agreed to in writing by the Company.  Upon termination of the relationship, Executive agrees to make no further use of any Confidential Information on his or her own behalf or on behalf of any other person or entity other than the Company.

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(e)           At no time will Executive improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Executive has an obligation of confidentiality, nor bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Executive has an obligation of confidentiality unless consented to in writing by that former employer or person.

6.             Assignment Of Inventions and Intellectual Property.

In consideration of Executive’s employment, Executive acknowledges and agrees that the Company shall have exclusive, unlimited ownership rights to all materials, information and other items created, prepared, derived or developed in connection with or arising from Executive’s employment relationship with the Company, whether individually or jointly with others, whether original or considered enhancements, improvement or modifications, whether or not completed, and whether or not protectable as trade secrets, service or trademarks, or through patent, copyright, mask work or any other intellectual, industrial or other form of property protection or proprietary rights (“Inventions”).  Executive further agrees that all Inventions shall be deemed made in the course and scope of Executive’s employment with the Company and shall belong exclusively to the Company, with the Company having the sole right to obtain, hold and renew, in its own name and for its own benefit, all registrations and other protections that may be available by contract, license, law, equity and/or regulation.  To the extent that exclusive title or ownership rights do not originally vest in the Company as contemplated, Executive hereby irrevocably assigns, transfers and conveys (and agrees to assign, transfer and convey in the future) to the Company all such rights.  Executive agrees to give the Company all assistance and execute all documents necessary to assist and enable the Company to perfect, preserve, enforce, register and record its rights.

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7.             Agreement Not to Compete.

(a)           The Executive agrees with the Company that the services that the Executive will render during the Employment Period are unique, special and of extraordinary character, that the Company will be substantially dependent upon such services to develop and market its products and to earn a profit, and that the application of the Executive’s knowledge and services to any competitive business would be substantially detrimental to the Company.  Accordingly, in consideration for employment by the Company and compensation and other benefits pursuant to this Agreement, and any compensation the Executive may receive after his employment is terminated, the Executive will not compete or interfere with the Company or any affiliate of the Company (or any of their successors or assigns), directly or indirectly during the Employment Period or for the twelve (12) month period following termination of Executive’s employment (the “Restricted Period”).

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The term “compete” as used herein means to engage in, assist, or have any interest in, including without limitation as a principal, consultant, employee, owner, shareholder, director, officer, partner, member, advisor, agent, or financier, any entity that is, or that is about to become engaged in, any activity that is in competition with, or competes with the Company.  The phrase includes, but is not limited to, managing, producing, soliciting or selling services, programs or products that provide similar functions to any of the Company’s services, programs or products to any current customer of the Company.  However, Executive shall not be prohibited from owning up to two percent (2%) of the equity of a publicly traded company.

(b)           Furthermore, during the Restricted Period, Executive shall not, directly or indirectly, with respect to the Company (including any subsidiaries or affiliates of the Company), or any successors or assigns:

(1)           Solicit any employees of the Company’s;

(2)           Directly or indirectly influence any of the Company’s employees to terminate their employment with the Company or accept employment with any of the Company’s competitors; or

(3)           Interfere with any of the Company’s business relationships, including without limitation those with customers, suppliers, consultants, attorneys, or other agents, whether or not evidenced by written or oral agreements.

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(c)           The Executive agrees that any breach of this Section 7 shall cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Executive agrees that (i) the Executive shall not be entitled to any further payments due under the terms of this Agreement, and (ii) any stock option granted but not exercised shall be void and have no further force or effect.   Furthermore, in addition to any other remedies that may be available, the Company shall have the right to seek specific performance and injunctive relief as set forth in Section 9, without the need to post a bond or other security.

(d)           The Executive further acknowledges that the covenants contained in this Section 7 are a material part of this Agreement and if this Agreement is terminated for any reason, the Executive will be able to earn a livelihood without violating these provisions.

8.            Return of Company Property.

When the Executive leaves the employ of the Company, the Executive will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, recordings, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, computer materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded), belonging to the Company, its successors or assigns.  The Executive further agrees that any property situated on the Company’s premises and owned by the Company, including computer disks and other digital, analog or hard copy storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

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9.            Legal and Equitable Remedies.

Because the Executive’s services are personal and unique and because the Executive may have access to and become acquainted with the Confidential Information of the Company, and because the parties agree that irrepressible harm would result in the event of a breach of Sections 5, 6, 7 and 8 by the Executive, the Company may not have an adequate remedy at law, the Company will have the right to enforce Sections 5, 6, 7 and 8 and any of their provisions by injunction, restraining order, specific performance or other injunction relief, without bond, and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.  The Company’s remedies under this Section 9 are not exclusive and shall not prejudice or prohibit any other rights or remedies under this Agreement or otherwise.

10.          No Conflicting Obligations.

The Executive represents that Executive’s compliance with the terms of this Agreement and Executive’s performance as an executive of the Company does not and shall not breach any agreement to keep in confidence information acquired by the Executive in confidence or in trust prior to employment by the Company.  The Executive has not entered into, and agrees not to enter into, any agreement, either written or oral, in conflict herewith.

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11.          Notification of New Employer.

In the event that the Executive leaves the employ of the Company, the Executive hereby agrees to notify the Executive’s new employer of those obligations that are continuing under this Agreement after termination.

12.          Notices.

Any notice of communication permitted or required by this Agreement shall be in writing and delivered personally or via overnight courier or certified mail, return receipt requested:

If to the Company:	100 S. Main Street
Suite 300
Doylestown, Pennsylvania 18901
Attention: Board of Directors

If to the Executive:	William Fleming

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13.	General.

(a)           No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or subsequent breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

(b)           Neither this Agreement, nor any of the Executive’s rights, powers, duties, or obligations hereunder, may be assigned by the Executive.  This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs and legal representatives and the Company and its successors.  Successors of the Company shall include, without limitation, any company or companies acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and successor shall thereafter be deemed “the Company” for the purpose hereof.

(c)           The captions and Section headings used in this Agreement are for convenience of reference only, and will not affect the construction or interpretation of this Agreement or any of the provisions hereof.

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(d)           The validity and construction of this Agreement or any of its provisions will be governed by and constructed in accordance with the laws of the State of New York without regard to its conflicts of law.  Each of the parties hereto submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or if such court lacks subject matter jurisdiction, to the jurisdiction of the Supreme Court of the State of New York, County of New York.  Each of the parties hereto specifically waives any objection that it may otherwise have to the jurisdiction or venue of any such Courts or that such Courts are an inconvenient forum and acknowledges that service of process may be made by mailing a copy thereof in accordance with the provisions of Section 12.  However, any dispute arising under, out of, in connection with, or in relation to: the Executive’s employment with the Company; the termination of that employment; this Agreement, or the making, validity, interpretation or breach thereof, will be determined and settled by arbitration before a single arbitrator at the offices of the American Arbitration Association (“AAA”) pursuant to the employment dispute rules then in effect of the AAA.  The parties agree to avail themselves of any expedited procedures available under the commercial arbitration rules of the AAA and to use their best efforts to cause the arbitrator to render his decision within 90 days of the date of the Arbitration Notice or as soon thereafter as is practicable.  The parties consent to the jurisdiction of the Supreme Court of the State of New York, County of New York (Commercial Division) and of the United States District Court for the Southern District of New York for all purposes in connection with said arbitration and further consent that any process or notice of motion or other application to the Court or any judge thereof and any paper in connection with such arbitration may be served in or out of the State of New York by certified or registered mail or personal service or in such other manner as may be permissible under the rules of the applicable Court or arbitration tribunal, provided a reasonable time for appearance is allowed.  Any provisional remedy which, but for this Agreement to arbitrate disputes, would be available at law, shall be available to the parties hereto pending arbitration.  The costs of the arbitration, including the reasonable legal fees and disbursements of counsel to the prevailing party in the arbitration shall be paid by the losing party, except that the arbitrator in his discretion shall have the right to allocate the costs of the arbitration, including the legal fees and disbursements of the parties, in such manner as the arbitrator shall deem fair and reasonable.

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(e)           This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

(f)           This Agreement may be executed in counterparts, each of which will be deemed to be an original hereof, but all of which together will constitute one and the same instrument.

(g)           This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

(h)           This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity will have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

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(i)           If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision will thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement will be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

(j)           The provisions of this Agreement will survive the termination of the Executive’s employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

(g)           The Executive has read this Agreement carefully and fully understands its terms.

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IN WITNESS THEREOF, the parties have executed and delivered, or caused to be executed and delivered, this Agreement on the date first written above.

QUANTRX BIOMEDICAL CORPORATION

By:
Name:
Title:

William Fleming

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